UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VERITONE, INC.

(Name of Registrant as Specified In Its Charter)

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VERITONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 29, 2018

To the Stockholders of Veritone, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Veritone, Inc. will be held at the MET Conference Center, located at 535 Anton Boulevard, Costa Mesa, California 92626, on Friday, June 29, 2018, at 9:00 a.m., Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect three directors named in the proxy statement as Class I directors to serve for a term of three years;

2.	To ratify the appointment of Grant Thornton LLP as Veritone’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve Veritone’s 2018 Performance-Based Stock Incentive Plan and grants of Performance Awards to Chad Steelberg, Veritone’s Chief Executive Officer, and Ryan Steelberg, Veritone’s President, thereunder; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 15, 2018 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

Jeffrey B. Coyne

Executive Vice President, General Counsel

and Secretary

June 1, 2018

Costa Mesa, California

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

VERITONE, INC.

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders to be held on June 29, 2018.

Solicitation of Proxies and Related Expenses

We will bear all expenses incurred in connection with this solicitation. We anticipate that this solicitation of proxies will be made primarily by mail; however, in order to ensure adequate representation at the annual meeting, our directors, officers and other employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person, to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. No additional compensation will be paid to our directors, officers or other employees for solicitation of proxies by such individuals.

Record Date and Voting Securities

Our Board has fixed the close of business on May 15, 2018 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 16,285,232 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Mailing Date

On or about June 1, 2018, we are mailing this proxy statement and our Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2017, to all stockholders of record on the record date for the annual meeting. Except as may be required by Securities and Exchange Commission (“SEC”) rules and regulations, our Annual Report on Form 10-K, as amended, is not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, without exhibits upon request of such stockholder made in writing to Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626, Attention: Chief Financial Officer. We will also furnish any exhibit to such Annual Report on Form 10-K, as amended, if specifically requested in writing.

Stockholders Sharing the Same Address

Some “street name” holders of our common stock may be “householding” our proxy statements and annual reports, which means that we will deliver only one copy of our proxy statement and annual report to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received instructions to the contrary. This procedure reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626, Attn: Chief Financial Officer or call us at (888) 507-1737. If you are a stockholder and share an address and last name with one or more other stockholders and would like to revoke your householding consent, or you are a stockholder eligible for householding and would like to participate in householding, please notify your broker, bank or other nominee (each, a “Nominee”) if your shares are held in “street name” or contact us at the above address or telephone number.

Quorum

A quorum is the number of shares of capital stock of a corporation that must be present in person or represented by proxy in order to transact business. A majority of our shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting. Both abstentions and broker non-votes, each described below, are counted for the purpose of determining the presence of a quorum.

Abstentions

When an eligible voter attends the annual meeting, in person or by proxy, but decides not to vote, the voter’s decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•	abstention shares will have the same effect as votes against a proposal if the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote or (ii) all shares outstanding and entitled to vote.

With respect to Proposal 3, which requires both (1) the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast at the annual meeting in person or by proxy and (2) the affirmative vote of the holders of a majority of the outstanding shares of our common stock not owned, directly or indirectly, by Chad Steelberg or Ryan Steelberg and their affiliates, abstentions will be treated as not voting for purposes of determining the outcome on such proposal as to the first required vote described above, and thus will have no effect on the outcome, and will have the same effect as votes against such proposal as to the second required vote described above.

Broker Non-Votes

Broker non-votes occur when shares held in “street name” by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•	broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote; and

•	broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

A Nominee only has discretionary authority to vote shares on a proposal that is considered a “routine” matter under applicable rules and related guidance. The proposal for the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The other proposals included in this proxy statement are considered “non-routine” matters and, accordingly, a Nominee does not have discretionary authority to vote shares on such proposals.

Vote Required

A quorum at the annual meeting is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast on the election of directors. The approval of the 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards (as defined in Proposal 3 beginning on page 40) to Chad Steelberg, our Chief Executive Officer, and Ryan Steelberg, our President, requires (1) the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast at the annual meeting in person or by proxy, pursuant to the listing rules of The Nasdaq Stock Market LLC (“NASDAQ”) and our amended and restated bylaws (the “Bylaws”), and (2) the affirmative vote of the holders of a majority of the outstanding shares of our common stock not owned, directly or indirectly, by Chad Steelberg or Ryan Steelberg and their affiliates, pursuant to the resolutions of our Board and a special committee of the Board approving the 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg (the “Requisite Stockholder Approval”). Chad Steelberg and Ryan Steelberg and their affiliates will recuse themselves from voting any shares of our common stock owned by them, directly or indirectly, on the approval of the 2018 Performance-Based Stock Incentive Plan and such Performance Awards. The approval of the other proposals to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the annual meeting. To vote by proxy, stockholders may vote by Internet, telephone or mail. The instructions and information needed to access our proxy materials and vote by Internet can be found in the proxy card accompanying such materials.

If you are the beneficial owner of shares held by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the voting instruction form that your Nominee makes available to you for voting your shares.

Two of our officers, Peter F. Collins and Jeffrey B. Coyne, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the annual meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted (i) FOR the election of the director nominees listed therein; (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and (iii) FOR the approval of our 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to or at the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a submitted proxy. Any written notice revoking a proxy should be sent to our Secretary at our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, CA 92626, and must be received prior to the commencement of or at the annual meeting.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name, from your Nominee.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2019 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our corporate offices no later than February 1, 2019 in order to be considered for inclusion in our proxy statement relating to that meeting in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations, to which interested persons should refer.

In addition, under our Bylaws, any stockholder who is entitled to vote at a meeting of stockholders and who intends to propose business at such meeting must provide timely written notice to our Secretary. To be timely, a stockholder’s written notice must be received by our Secretary at our principal executive offices no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of our annual meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws in connection with our 2019 annual meeting of stockholders must be received no earlier than March 1, 2019 and no later than March 31, 2019. However, if our 2019 annual meeting occurs more than thirty (30) days before or more than sixty (60) days after June 29, 2019, in order to be timely, notice by the stockholder must be received by our Secretary no later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of our 2019 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Such notice must set forth as to each matter that the stockholder proposes to bring before any meeting of stockholders: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and record address of the stockholder giving such notice, and the names and addresses of the beneficial owner(s), if different, on whose behalf the business proposed to be brought before a meeting of stockholders is made (collectively, the “Proposing Person(s)”); (3) certain information regarding the ownership interests of each such Proposing Person, or any of its affiliates or associates, in our securities; (4) any material interest of each such Proposing Person in such business; and (5) certain other information required to be included in any such notice, as described in Article I, Section 2(a)(2) of our Bylaws, including, but not limited to, information regarding any transactions, agreements or arrangements giving the Proposing Persons other interests in or related to our capital stock, or any agreements, arrangements or understandings by and among the Proposing Persons and any other person pertaining to the business proposed to be brought before the annual meeting. Stockholders providing notice of proposed business to be brought before an annual meeting must also follow the procedures set forth in our Bylaws pertaining to updates and supplements to the information contained in such notice.

Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us with respect to such proposal at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting of stockholders will be held in

May or June 2019. If we do not receive any stockholder proposals for our 2019 annual meeting in accordance with the requirements of Rule 14a-4(c)(1) promulgated under the Exchange Act, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our annual meeting.

VERITONE CORPORATE OFFICE

Our corporate offices are located at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626.

PROPOSAL ONE

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The size of our Board is fixed at nine directors. There are currently nine directors serving on our Board with no vacancies. Our Board is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. The terms of our Class I directors will expire at our 2018 annual meeting. Accordingly, at our 2018 annual meeting, three directors will be elected to serve as Class I directors until our annual meeting in 2021. Our Class II directors will continue to serve until our annual meeting in 2019, and our Class III directors will continue to serve until our annual meeting in 2020.

Our amended and restated certificate of incorporation provides that the number of directors of our company will be fixed solely and exclusively by resolution duly adopted from time to time by our Board. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by our Board. The term of office for each director will be until his or her successor is elected at an annual meeting of stockholders or his or her death, resignation or removal, whichever is earliest to occur.

Voting Agreement

In connection with an investment by Acacia Research Corporation (“Acacia”) in our securities in August 2016, we entered into a Voting Agreement with Acacia and certain stockholders (the “Holders”), including entities affiliated with Chad Steelberg, our Chief Executive Officer, and Ryan Steelberg, our President (the “Voting Agreement”). Pursuant to the Voting Agreement, our Board consists of a total of nine authorized directors. Until May 17, 2019 (the “Voting Period”), Acacia has the right to nominate three directors to our Board, and the Holders, voting together as a group, have the right to nominate six directors to our Board. Chad Steelberg and Ryan Steelberg (the “Founders”) currently beneficially own the majority of the shares of our common stock held by the Holders, and accordingly, are able to designate all six of the Holders’ director nominees. During the Voting Period, Acacia and the Holders have agreed to vote all of their shares to elect the nine directors nominated by them pursuant to the Voting Agreement. In addition, pursuant to the Voting Agreement, each of Acacia and the Holders has the right to appoint three designees to attend and participate in the meetings of our Board in a non-voting capacity.

Director Nominees

In accordance with the Voting Agreement, and based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as Class I directors until our annual meeting of stockholders in 2021. All of such nominees had been previously nominated by the Holders pursuant to the Voting Agreement and are currently serving on our Board.

Name	Principal Occupation	Age	Director Since
Nathaniel L. Checketts	Chief Executive Officer, Rhone Apparel, Inc.	35	2014
Jeff P. Gehl	Managing Partner, RCP Advisors, LLC	51	2017
Christopher J. Oates	Managing Director, RimLight, LLC	49	2014

Nathaniel L. Checketts has served as our director since July 2014. Since April 2012, Mr. Checketts has served as the Chief Executive Officer of Rhone Apparel, Inc., a producer and distributor of premium men’s activewear. From September 2012 to August 2014, he served as a partner of Checketts Partners Investment Fund, an investment advisor focused on the sports, media and entertainment sectors, where he continues to serve as an Advisor. From March 2013 to January 2016, Mr. Checketts served as a director of ScoreBig, Inc., a ticket vendor for live events. From September 2007 to August 2011, he was the founder and president of Mangia

Technologies, Inc., a company that provides a platform for sports fans at stadiums to order consumer goods. We believe that Mr. Checketts is qualified to serve on our Board based on his extensive experience and knowledge in developing and managing high-growth companies in the digital media, mobile technology and sports and entertainment industries, as well as his expertise in finance and capital investment transactions.

Jeff P. Gehl has served as our director since May 2017. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors, a private equity firm he co-founded. Mr. Gehl is responsible for leading RCP’s client relations and fund-raising activities, as well as its relationships with private equity fund managers in the Western United States, and he also serves as a member of the investment committees and advisory boards of various funds in which RCP is invested. Prior to co-founding RCP, he was involved in a number of private equity-financed companies, where he held senior positions in finance and operations. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. Mr. Gehl received a Bachelor of Science degree in Business Administration from the University of Southern California’s Entrepreneur Program, where he received the “Entrepreneur of the Year” award in 1989. We believe that Mr. Gehl is qualified to serve on our Board based on his extensive experience in financing, developing and managing high-growth technology companies.

Christopher J. Oates has served as our director since July 2014. Since 2003, Mr. Oates has been the Founder and Managing Director of RimLight, LLC, a privately held, actively managed investment and strategic advisory firm. Prior to the formation of RimLight, LLC, Mr. Oates held senior level strategic planning, finance and business development positions in both public and private companies where he specialized in the design and implementation of entry strategies for markets throughout Europe, South America and the Middle East, with a primary focus on China, Southeast Asia and the balance of the Asia-Pacific region. Mr. Oates is also Founder and Managing Partner of Nio Advisors, LLC, an investment and advisory firm servicing entrepreneurial, growth-based companies, governments and financial institutions operating in emerging, frontier and pre-frontier markets, with a special focus on the greater Middle East. Mr. Oates is the former Chairman of O2K Worldwide Management Group, a multi-service sports marketing agency and currently serves as a director and/or an active advisory board member of a variety of companies in the technology, media, software, mobile and food/beverage sectors. He is a Member of the Board of Trustees of the John G. Shedd Aquarium and an Advisory Board Member at the Rand Corporation’s Center for Middle East Public Policy. We believe that Mr. Oates is qualified to serve on our Board due to his extensive experience and knowledge in strategic transactions, business development and financial management of media and technology companies, which provide valuable insight to our Board with respect to our operations and growth strategies.

Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

Our Board recommends a vote “FOR” the election of all of the nominees named in this proxy statement as directors.

Continuing Directors

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Chad Steelberg	Chairman of the Board and Chief Executive Officer, Veritone, Inc.	47	III	2020	2014
G. Louis Graziadio, III	President and Chief Executive Officer, Second Southern Corp.	68	III	2020	2016
Knute P. Kurtz	Independent Investor	62	II	2019	2017
Ryan Steelberg	President and Director, Veritone, Inc.	44	III	2020	2014
Edward J. Treska	Executive Vice President, General Counsel and Secretary, Acacia Research Corporation	53	II	2019	2017
Frank E. Walsh, III	Vice President, Jupiter Capital Management Partners, LLC	52	II	2019	2017

Chad Steelberg is a co-founder of our company and has served as our Chief Executive Officer and Chairman of the Board since our inception in June 2014. From January 2007 to December 2012, he served as a board member of Brand Affinity Technologies, Inc., a technology and marketing services company. Prior to that, Mr. Steelberg served as the general manager of the Audio Division of Google Inc. from February 2006 to February 2007. From February 2002 to February 2007, he was the co-founder and Chief Executive Officer of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. Prior to that, Mr. Steelberg was the co-founder and Chief Executive Officer of Adforce, a publicly-traded centralized independent ad-serving company that was acquired by CMGi in 1999. We believe that Mr. Steelberg is qualified to serve on our Board based on his long and successful track record in identifying new market opportunities and creating disruptive technology-based companies. In addition, Mr. Steelberg’s intimate knowledge of the day-to-day management and operations of our company provides our Board with an in-depth understanding of our company.

G. Louis Graziadio, III has served as our director since August 2016. Since March 1990, Mr. Graziadio has been President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held company involved in a wide range of investments and business ventures. Mr. Graziadio is the Executive Chairman of Acacia. Mr. Graziadio is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of consumer goods. From 1984 to 2000, Mr. Graziadio served as a director of Imperial Bancorp, the parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies in a number of different industries. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and initial public offerings. Mr. Graziadio previously served as a director of True Religion Apparel, Inc., a publicly traded premium clothing company, until its sale in July 2013, and as a director of World Point Terminals, LP, a previously publicly traded company which owns, operates, develops, and acquires terminal assets relating to the storage of light refined products and crude oil, from August 2013 to August 2017. In addition, Mr. Graziadio is a member of the Pepperdine University Board and the Board of Visitors of the Graziadio School of Business and Management at Pepperdine University. He is also a founding member of the board of directors of the Los Angeles Fire Department Scholarship Fund. We believe that Mr. Graziadio is qualified to serve on our Board due to his extensive experience as a member of senior management at several different companies, as well as his expertise in the area of finance, investment and capital market transactions. In addition, his experience in serving on the boards of directors of public companies provides our Board with valuable skills and capability to help guide the governance of our company.

Knute P. Kurtz has served as our director since June 2017. Until his retirement in June 2016, Mr. Kurtz was the Managing Partner of the Orange County office of PricewaterhouseCoopers LLP (“PwC”). During his ten years in that role, Mr. Kurtz was responsible for leading all important market facing activities on behalf of PwC and overseeing the delivery of assurance, financial/tax and advisory services to public and private clients in the market. He was a member of PwC’s senior leadership for the Southern California, Phoenix and Las Vegas cluster of offices and also served as the Market Leader for PwC’s Private Company Services practice in that geography. Prior to his role in the Southern California market, Mr. Kurtz served in various other leadership positions with PwC over a career that spanned 38 years and six offices throughout the United States. His professional experience includes serving as the lead advisor and audit partner to public and private clients in a number of different industry sectors and companies as diverse as Fortune 500 companies to high tech start-up entities. In addition to financial/audit services, he has extensive experience in capital market transactions including initial public offerings, mergers and acquisitions and debt offerings. His client work has also included advising audit committees and senior management on matters pertaining to corporate governance, risk assessments, internal controls and strategic initiatives. Mr. Kurtz currently serves as a director of Sunwest Bank, a privately-held regional bank. We believe that Mr. Kurtz is qualified to serve on our Board based on his extensive experience and knowledge in accounting and auditing matters involving publicly-traded technology companies, which provides our Board with valuable insight in their oversight of our company in these areas.

Ryan Steelberg is a co-founder of our company and has served as a director since our inception in June 2014 and as the President of our subsidiary, Veritone One, Inc., since June 2015. In March 2017, he was also appointed as President of our company. From October 2007 to December 2014, he served as the President and Chief Executive Officer of Brand Affinity Technologies, Inc. Prior to that, Mr. Steelberg served as the Head of the Radio Division of Google Inc. from February 2006 to February 2007. From September 2002 to February 2007, he was the co-founder and President of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. We believe that Mr. Steelberg is qualified to serve on our Board because of his extensive experience in the business development, marketing and management of enterprises in the media and digital technology industries. In addition, Mr. Steelberg’s intimate knowledge of our operations and technology provides our Board with an in-depth understanding of our company.

Edward J. Treska has served as our director since May 2017. Mr. Treska is the Executive Vice President, General Counsel and Secretary of Acacia. He joined Acacia in April 2004 as Vice President, and he was appointed Secretary in March 2007, General Counsel in March 2010, Senior Vice President in October 2011, and Executive Vice President in April 2017. Mr. Treska was previously General Counsel, Director of Patents and Licensing for SRS Labs, Inc., a technology licensing company specializing in audio enhancement, between 1996 and 2004. Mr. Treska has over 20 years of licensing experience and has written and negotiated hundreds of technology license and partnership agreements with some of the world’s largest companies. Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and prior to law school was a design engineer with the former TRW Space & Technology Group. Mr. Treska is a registered patent attorney. We believe that Mr. Treska is qualified to serve on our Board due to his extensive knowledge and expertise in legal matters affecting technology companies, and his experiences with licensing and intellectual property issues will contribute to our Board’s understanding of our business. In addition, his relationship with Acacia provides valuable insight to our Board from the perspective of a major investor in our company.

Frank E. Walsh, III has served as our director since May 2017. Mr. Walsh has been a Vice President of Jupiter Capital Management Partners, LLC, a family office, since 1992, and a founding partner of WR Capital Partners, LLC, a private equity investment firm, since 2000. Mr. Walsh has also been a director of Acacia since April 2016. Mr. Walsh formerly served on the board of directors and the audit and compensation committees of 1st Constitution Bancorp from 1999 until June 2016, and currently serves as a director and audit committee member of World Point Terminals Inc. and Energy Efficient Equity, Inc. Mr. Walsh also serves as a trustee for St. Benedict’s Preparatory School in Newark, New Jersey and Lehigh University in Bethlehem, Pennsylvania. We believe that Mr. Walsh is qualified to serve on our Board because of his business skills and experience, executive leadership expertise and investment acumen developed during his long career at Jupiter Capital Management Partners, LLC and WR Capital Partners, LLC, and his service on other boards. In addition, we believe Mr. Walsh provides our Board with valuable input on strategic planning due to his extensive experience in the acquisition and financing of both public and private companies in the technology industry and many other industries.

Other Directorships

Mr. Gehl currently serves on the board of directors of one other publicly reporting company, P10 Holdings, Inc. Mr. Gehl does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Graziadio currently serves on the board of directors of Acacia, which is a publicly reporting company. He previously served on the boards of directors of two other publicly reporting companies, World Point Terminals, LP until August 2017, and True Religion Apparel, Inc. until July 2013. Mr. Graziadio does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Walsh currently serves on the board of directors of Acacia, which is a publicly reporting company. He previously served on the board of directors of one other publicly reporting company, 1st Constitution Bancorp until June 2016. Mr. Walsh does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

No other director currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

CORPORATE GOVERNANCE

Controlled Company

Acacia and the Holders, collectively, beneficially own more than 50% of our voting power. As noted above, pursuant to the Voting Agreement, Acacia and the Holders (acting as a group) can designate and elect all nine directors to our Board. As a result, we are considered a “controlled company” under the NASDAQ Listing Rules.

Under these rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, among others, the requirements that:

•	a majority of our Board consist of “independent directors” as defined by the NASDAQ Listing Rules;

•	the compensation of our executive officers be determined, or recommended to our Board for determination, by independent directors constituting a majority of the independent directors of our Board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors; and

•	director nominees be selected, or recommended to our Board for selection, by independent directors constituting a majority of the independent directors of our Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

At this time, we are unable to comply with certain of NASDAQ’s corporate governance requirements with respect to our Board, as a majority of our Board does not consist of independent directors, and as such, we are electing to avail ourselves of the exemptions afforded to controlled companies. We intend that our Compensation Committee and our Corporate Governance and Nominating Committee will continue to be comprised solely of independent directors. We may not be able to comply with all of NASDAQ’s other corporate governance requirements. As a controlled company, stockholders do not have the same protections afforded to the stockholders of companies that are subject to all of NASDAQ’s corporate governance requirements.

Board Independence

Our Board has determined that four of our nine directors, Messrs. Checketts, Gehl, Kurtz and Oates, are independent, as determined in accordance with the rules of NASDAQ and the SEC. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that Board deemed relevant in determining their independence.

Board Leadership Structure and Role in Risk Management

Chad Steelberg, our Chief Executive Officer, serves as our Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that the combination of the roles of Chairman and Chief Executive Officer is appropriate for our business and affairs. Mr. Steelberg has extensive knowledge and experience in the management and operation of software and digital media companies, and an in-depth understanding of our business strategies and day-to-day operations, which makes him well suited to set the agenda and lead the discussions at Board meetings as the Chairman. This also facilitates communications between our Board and management by ensuring a regular flow of information, thereby enhancing our Board’s ability to make informed decisions on critical issues facing our company. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal sources of risk fall into two categories: financial and operational risks. The Audit Committee oversees management of financial risks, and our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. Our Board regularly reviews plans, results and potential risks related to our business operations, growth strategies and other operational risks. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees, including executives and directors.

Meetings

It is the policy of our Board to hold at least four regular, in-person meetings each year, typically one in each calendar quarter. The regular meeting generally held in May or June of each year is scheduled to coincide with our annual meeting of stockholders. In addition, our Board holds special meetings as and when deemed necessary by the directors. We have not adopted a formal policy regarding attendance by members of our Board at our annual meetings of stockholders; however, generally, we expect that all directors will attend such meetings. We did not hold an annual meeting in 2017.

Our Board held 10 meetings (including telephonic meetings) during the year ended December 31, 2017. Each director attended more than seventy-five percent of the aggregate of the number of meetings of our Board (held during the period in which he served as a director) and the total number of meetings held by all committees of our Board on which he served (held during the period in which he served on such committees).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of Our Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted and reviewed annually by our Board, which satisfy the applicable standards of the SEC and NASDAQ. Copies of the charters of all standing committees are available on our website at investors.veritone.com under “Corporate Governance.” We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Secretary. Our Board may establish other committees from time to time as deemed appropriate by our Board based on the needs of our Board and the company.

Audit Committee

Our Audit Committee consists of Messrs. Checketts, Gehl, Kurtz and Oates, and Mr. Kurtz serves as the Chairman. Our Board has affirmatively determined that each member of the Audit Committee meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. In addition, our Board has determined that Mr. Kurtz qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Each member of the Audit Committee will be financially literate at the time such member is appointed. The Audit Committee held eight meetings (including telephonic meetings) during the year ended December 31, 2017.

Our Audit Committee has the responsibility to, among other things:

•	appoint and, where appropriate, replace our independent registered public accounting firm;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters; and

•	oversee internal audit functions, if any.

Compensation Committee

Our Compensation Committee consists of Messrs. Checketts, Gehl, Kurtz and Oates, and Mr. Oates serves as the Chairman. Our Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NASDAQ rules. The Compensation Committee held six meetings (including telephonic meetings) during the year ended December 31, 2017.

Our Compensation Committee has the responsibility to, among other things:

•	review and determine the compensation arrangements for our executive management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive and purchase plans;

•	evaluate the performance of our Chief Executive Officer and participate in the evaluation of other executive management;

•	evaluate and make recommendations to our Board regarding the compensation of our Board and its committees; and

•	review the independence of any compensation advisers engaged by our Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Checketts, Gehl, Kurtz and Oates, and Mr. Gehl serves as the Chairman. Our Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as that term is defined in the applicable SEC and NASDAQ rules. The Corporate Governance and Nominating Committee held two meetings during the year ended December 31, 2017.

Our Corporate Governance and Nominating Committee has the responsibility to, among other things:

•	identify, evaluate and make recommendations to our Board regarding prospective director nominees;

•	oversee the evaluation of our Board and its committees;

•	review developments in corporate governance practices;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	develop, periodically review and make recommendations to our Board regarding corporate governance guidelines and matters.

Identifying and Evaluating Director Candidates

As discussed above, pursuant to the Voting Agreement, Acacia has the right to nominate three directors for election to our Board, and the Holders, voting together as a group, have the right to nominate six directors for election to our Board. We have agreed to include any nominees designated under the Voting Agreement in our proxy statements relating to the election of directors, and to take all other reasonably necessary and desirable actions to support the election of such nominees to our Board.

To date, all director nominees have been identified and designated by Acacia and the Holders under the Voting Agreement. In 2017, Acacia nominated Messrs. Graziadio, Treska and Walsh, and the Holders nominated Messrs. Chad and Ryan Steelberg, Checketts, Gehl, Kurtz and Oates for election to our Board. Acacia and the Holders have not changed their designations. Our Class I directors, Messrs. Checketts, Gehl and Oates, have been recommended by the Corporate Governance and Nominating Committee for reelection at our annual meeting, based on the Holders’ previous nominations of such directors.

In the absence of any designation of director nominees by Acacia and the Holders under the Voting Agreement, our Corporate Governance and Nominating Committee will evaluate and recommend director candidates for nomination by the full Board. Subject to our obligations under the Voting Agreement, any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Secretary in accordance with the requirements described under the heading “Stockholder Nominations” below.

There are no specific minimum qualifications that the Corporate Governance and Nominating Committee requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. Our Board does not have a formal policy regarding racial/ethnic, gender or other diversity characteristics of director candidates, but considers diversity as a factor in evaluating such candidates.

Subject to our obligations under the Voting Agreement, the Corporate Governance and Nominating Committee will evaluate any director candidates recommended by stockholders in the same manner as it would evaluate any other candidates identified by or recommended to the committee.

Stockholder Nominations

In accordance with our Bylaws, stockholders may nominate a candidate for election as director by following the procedures described in the section entitled “Stockholder Proposals” on page 4, including delivery of a written notice to our Secretary within the time periods and containing the information specified in that section. In addition, any notice relating to one or more director nominations must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. Any such notice must be accompanied by such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. If the Corporate Governance and Nominating Committee or our Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination will be void.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to our Board, our Board committee or the individual director, as the case may be, in care of our Secretary, mailed or delivered to our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626. Our Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a code of business conduct and ethics, which is applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available in the Investor Relations section of our principal corporate website at investors.veritone.com under the heading “Corporate Governance.” We will also provide an electronic or paper copy of the code of ethics, free of charge, upon request made to our Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code of ethics to our principal executive, financial and accounting officers, we will disclose the nature of such amendment or waiver on our website at www.veritone.com or, if required, in a current report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. The Audit Committee oversees the handling of such concerns or complaints. Any person may report concerns or complaints regarding accounting, internal accounting controls or auditing matters by sending a communication in writing addressed to the Audit Committee, in care of our General Counsel, mailed or delivered to our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626. Our General Counsel will forward such communication to the Chairman of the Audit Committee. Additional information regarding the procedures for non- employees to submit such concerns or complaints is available in the Investor Relations section of our website at investors.veritone.com under the heading “Corporate Governance.”

EXECUTIVE OFFICERS

We currently have five executive officers who serve at the pleasure of our Board and are elected on an annual basis:

Name	Age	Title
Chad Steelberg	47	Chief Executive Officer and Chairman of the Board
Ryan Steelberg	44	President
Peter F. Collins	53	Executive Vice President and Chief Financial Officer
Jeffrey B. Coyne	51	Executive Vice President, General Counsel and Secretary
John A. Ganley, Jr.	69	Executive Vice President, Human Resources

The biographies of Chad Steelberg and Ryan Steelberg are presented on pages 8 and 9. The biographies of our other executive officers are set forth below.

Peter F. Collins has served as our Executive Vice President and Chief Financial Officer since May 2017 and previously as our Senior Vice President and Chief Financial Officer from October 2016 to May 2017. From May 2014 to October 2016, Mr. Collins served as Chief Financial Officer at J. Brand Holdings, LLC, a premium clothing company and a subsidiary of Fast Retailing Co., Ltd. From March 2007 to July 2013, Mr. Collins served as Chief Financial Officer of True Religion Apparel Inc., a publicly traded premium clothing company. From April 2004 to March 2007, he served as Divisional Vice President, Corporate Controller and Principal Accounting Officer for Nordstrom, Inc., a department store chain. From 2002 to 2004, Mr. Collins served in various financial roles with Albertson’s, Inc., a supermarket chain, including Group Vice President and Controller. Prior to that, from 1998 until 2002, Mr. Collins was a partner with Arthur Andersen LLP, serving clients in the healthcare, retail, distribution and manufacturing industries.

Jeffrey B. Coyne has served as our Executive Vice President, General Counsel and Secretary since October 2016. From July 2004 to April 2016, Mr. Coyne served as Senior Vice President, General Counsel and Corporate Secretary, with responsibility for legal affairs and human resources, at Newport Corporation, a global supplier of advanced technology products that was acquired by MKS Instruments, Inc., and as Vice President, General Counsel and Corporate Secretary of Newport Corporation from June 2001 to July 2004. Prior to that, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, P.C. from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

John A. Ganley, Jr. has served as our Executive Vice President, Human Resources since May 2017. From March 2013 to January 2017, Mr. Ganley was Managing Partner of Force Four Partners, an executive search and management consulting firm. From December 2005 to March 2013, Mr. Ganley was Global Vice President of Human Resources and Chief Talent Officer for Quest Software, Inc., a global systems management and security software provider, prior to its acquisition by Dell, Inc. Prior to joining Quest, from July 2004 to July 2005, Mr. Ganley was Director of Global Staffing of Symbol Technologies, a worldwide supplier of mobile data capture and delivery equipment, prior to its acquisition by Motorola. From September 2001 to June 2004, he was Founder and Owner of JAG Partners, an executive search firm. From December 2000 to June 2001, Mr. Ganley was Senior Vice President of Executive Resources at 3Com Corporation, a leading developer and manufacturer of computer networking products. From March 1993 to December 2000, Mr. Ganley served as Chief Talent Officer of EMC2 Corporation, a global provider of data storage systems. Prior to joining EMC, Mr. Ganley spent 16 years with Digital Equipment Corporation in senior human resources roles.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer, except that Chad Steelberg and Ryan Steelberg are brothers.

Legal Proceedings

On December 15, 2014, Brand Affinity Technologies, Inc. filed a petition for relief under the Bankruptcy Code commencing the matter of In re Brand Affinity Technologies, Inc., United States Bankruptcy Court for the Central District of California, Santa Ana Division, Case No. 8:14-bk-17244 SC. Chad Steelberg and Ryan Steelberg previously served as officers, directors and beneficial owners of Brand Affinity Technologies, Inc. The Bankruptcy Court entered an order closing this bankruptcy case on December 5, 2016.

EXECUTIVE COMPENSATION

The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in applicable SEC rules.

Overview

Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ and SEC rules. The Compensation Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our website at investors.veritone.com under the heading “Corporate Governance.”

The key components of the compensation of our executive officers are base salaries, cash bonuses, and equity awards. Prior to 2018, we did not have a formal compensation program for our executive officers. The base salaries and bonuses for, and certain equity awards granted to, our executive officers in 2016 and 2017 were set forth in their respective employment agreements or offer letters, which are discussed below.

In December 2017, the Compensation Committee engaged a compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to conduct a market study of executive compensation and make recommendations regarding the base salaries, cash incentive compensation and equity compensation for our executive officers. In March 2018, the Compensation Committee reviewed the market data and recommendations that had been provided by Pearl Meyer and used such data and recommendations to establish compensation levels and plans for 2018, as discussed in more detail under the heading “2018 Executive Compensation” below. As part of this process, the Compensation Committee determined that it would be in our best interest and the best interest of our stockholders to develop a performance-based equity incentive program for our Chief Executive Officer, our President and our other employees, to provide them with a significant incentive to drive increases in stockholder value. Due to the potential interests of Chad Steelberg and Ryan Steelberg in such program, our Board appointed a special committee of our Board (the “Special Committee”), comprised of Messrs. Checketts, Kurtz and Treska, with the exclusive authority to develop and negotiate such performance-based equity incentive program on behalf of the Board, as discussed in more detail in Proposal 3—Approval of 2018 Performance-Based Stock Incentive Plan and Grants of Performance Awards to Chad Steelberg and Ryan Steelberg beginning on page 40.

Employment Agreements

Employment Agreements with Chad Steelberg and Ryan Steelberg

In March 2017, we entered into employment agreements with each of Chad Steelberg, our Chief Executive Officer, and Ryan Steelberg, our President. Pursuant to these employment agreements, the annual base salaries of Chad Steelberg and Ryan Steelberg were set at $1.00 and $350,000, respectively. These annual base salaries are subject to periodic review and adjustment at the discretion of our Board or our Compensation Committee. In addition, Chad Steelberg’s employment agreement provided that, during the term of his employment, we would issue to him, on the last trading day of each calendar quarter beginning after March 31, 2017, a number of shares of our common stock derived by dividing $125,000 by the fair market value per share of our common stock on such date, determined as set forth in the agreement. Chad Steelberg and Ryan Steelberg are also eligible to receive annual performance bonuses in the discretion of our Compensation Committee. Each employment agreement has an initial term of three years, which will be renewed automatically for additional one-year terms unless either we or the officer notifies the other party of the intent not to renew the agreement at least 90 days prior to the expiration of the then-current term.

Pursuant to their employment agreements, we paid performance bonuses to Chad Steelberg and Ryan Steelberg relating to their services to us in 2016 in the amounts of $500,000 and $350,000, respectively. Fifty percent of such bonuses were paid in March 2017, and the remaining amounts were paid in June 2017 and July 2017. In addition, in March 2018, the Compensation Committee approved the payment of a cash bonus of $250,000 to each of Chad Steelberg and Ryan Steelberg for his performance in 2017.

In addition, pursuant to their employment agreements, in May 2017 we granted to each of Chad Steelberg and Ryan Steelberg the following options to purchase shares of our common stock:

•	An option (the “Time-Based Option”) to purchase 1,044,819 shares of our common stock, which option vests in 36 equal monthly installments upon the executive’s completion of each month of service over the three-year period measured from the grant date.

•	An option (the “Performance Option”) to purchase 522,409 shares of our common stock, which was scheduled to vest in full upon the earlier of (i) the date the market capitalization of our company equaled or exceeded $400,000,000 for at least five consecutive trading days, or (ii) May 17, 2022, the fifth anniversary of the closing of our initial public offering (“IPO”), provided that the executive is still in the service of our company on such date. These Performance Options vested in full in September 2017 upon the achievement of the market capitalization vesting condition.

The employment agreements with Chad Steelberg and Ryan Steelberg are at-will agreements and may be terminated at any time and for any reason or without reason. However, if the officer is terminated other than for “Cause” or resigns for “Good Reason” (as defined in their respective employment agreements), then the officer will be entitled to acceleration of the vesting of certain stock options, and, in the case of Ryan Steelberg, to certain cash severance payments, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

In March 2018, the Compensation Committee established base salaries and target bonuses for Chad Steelberg and Ryan Steelberg for 2018, which amended the compensation terms set forth in their employment agreements, as discussed under the heading “2018 Executive Compensation” below.

Collins Offer Letter

On October 10, 2016, we entered into an employment offer letter with Mr. Peter F. Collins (the “Collins Offer Letter”) pursuant to which Mr. Collins is serving as our Executive Vice President and Chief Financial Officer. The Collins Offer Letter provided that Mr. Collins would receive an annual base salary of $200,000 and two equity grants described below. He was also eligible to receive performance-based variable cash compensation targeted at $100,000, payable annually based on the achievement of certain individual and corporate objectives.

On October 31, 2016, we entered into an agreement with Mr. Collins to memorialize the option grants set forth in the Collins Offer Letter. We agreed with Mr. Collins that we would grant to him restricted shares of our common stock in lieu of and not in addition to the options to purchase our common stock originally set forth in the Collins Offer Letter, which was later reflected in the amendment to the Collins Offer Letter (the “Collins Amendment”). Pursuant to the stock issuance agreement with Mr. Collins, we issued to Mr. Collins 21,000 shares of restricted common stock that vest in four equal annual installments after the vesting commencement date. We issued an additional 6,000 performance shares of restricted stock having the same time-based vesting schedule, plus a performance-vesting condition, which performance condition was not achieved and the 6,000 restricted shares were forfeited.

In November 2016, we entered into a stock issuance agreement with Mr. Collins, pursuant to which we issued Mr. Collins an additional 12,000 shares of restricted common stock (the “Collins Second Grant”). These restricted shares vest over a four-year period, with 25% of the shares vesting upon his completion of twelve months of continuous service with our company and the remainder of the shares vesting in equal monthly installments thereafter.

On January 23, 2017, we entered into an amendment to the Collins Amendment, pursuant to which we (i) agreed to reflect that the grant to Mr. Collins of restricted shares of our common stock described above was in lieu of and not in addition to the options to purchase our common stock originally set forth in the Collins Offer Letter, (ii) waived our right to repurchase the shares upon Mr. Collins’ termination of service with our company and (iii) added a partial acceleration feature to the Collins Second Grant, which permits the acceleration of a portion of the Collins Second Grant upon his termination without “Cause” (as defined in the Collins Offer Letter) in order to compensate Mr. Collins for the taxes paid or payable for the shares which otherwise would be forfeited upon his termination.

Coyne Offer Letter

On October 13, 2016, we entered into an employment offer letter with Mr. Jeffrey B. Coyne (the “Coyne Offer Letter”), pursuant to which Mr. Coyne is serving as our Executive Vice President, General Counsel and Secretary. The Coyne Offer Letter provided that Mr. Coyne would receive an annual base salary of $200,000 and two equity grants described below. He was also eligible to receive performance-based variable cash compensation targeted at $75,000, payable annually based on the achievement of certain individual and corporate objectives.

On October 31, 2016, we entered into an agreement with Mr. Coyne to memorialize the option grants as set forth in the Coyne Offer Letter. We agreed with Mr. Coyne that we would grant to him restricted shares of our common stock in lieu of and not in addition to the options to purchase our common stock originally set forth in the Coyne Offer Letter, which was later reflected in the amendment to the Coyne Offer Letter (the “Coyne Amendment”). Pursuant to the stock issuance agreement, we issued to Mr. Coyne 39,000 shares of restricted common stock that vest over a four-year period, with 25% of the shares vesting upon his completion of twelve months of continuous service with our company and the remainder of the shares vesting in equal monthly installments thereafter (the “Coyne Grant”). We issued an additional 6,000 performance shares having the same time-based vesting schedule, plus a performance-vesting condition, which performance condition was not achieved and the 6,000 restricted shares were forfeited.

On January 23, 2017, we entered into the Coyne Amendment, pursuant to which we (i) agreed to reflect that the grant to Mr. Coyne of restricted shares of our common stock described above was in lieu of and not in addition to the options to purchase our common stock originally set forth in the Coyne Offer Letter, (ii) waived our right to repurchase the restricted shares upon Mr. Coyne’s termination of service with our company, and (iii) added a partial acceleration feature to the Coyne Grant, which permits the acceleration of a portion of the Coyne Grant upon his termination without “Cause” (as defined in the Coyne Offer Letter) in order to compensate Mr. Coyne for the taxes paid or payable for the unvested shares which would otherwise be forfeited upon his termination.

Ganley Offer Letter

On May 9, 2017, we entered into an employment offer letter with Mr. John A. Ganley, Jr. (the “Ganley Offer Letter”), pursuant to which Mr. Ganley is serving as our Executive Vice President, Human Resources. The Ganley Offer Letter provided that Mr. Ganley would receive an annual base salary of $200,000, and he was eligible to receive performance-based variable cash compensation targeted at $20,000 based on the achievement of certain individual and corporate objectives. In addition, pursuant to the Ganley Offer Letter, on May 11, 2017, we entered into a stock option agreement with Mr. Ganley, pursuant to which we granted to him nonqualified stock options to purchase up to 24,000 shares of common stock that vest over a four-year period.

In March 2018, the Compensation Committee approved payments of cash bonuses to Messrs. Collins, Coyne and Ganley in the amounts of $100,000, $75,000, and $20,000, respectively, based on their achievement of performance objectives in 2017.

Also in March 2018, the Compensation Committee established base salaries and target cash bonuses for Messrs. Collins, Coyne and Ganley for 2018, which amended the compensation terms set forth in their respective offer letters, as discussed under the heading “2018 Executive Compensation” below.

Equity Incentives

We provide long-term incentive compensation to our executive officers through equity-based awards under our stock incentive plans, such as stock options and restricted stock, which generally vest over multiple years.

Our 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”) was approved by our Board and stockholders in 2014, and our 2017 Stock Incentive Plan (the “2017 Plan”) was approved by our Board and stockholders at the time of our IPO in May 2017 (the 2014 and 2017 Plan are collectively referred to herein as the “Stock Plans”). Under the Stock Plans, the Compensation Committee or our Board has authority to grant awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units to our executive officers, directors, employees and consultants. Our Board has resolved not to make any further awards under the 2014 Plan following the completion of our IPO. The 2014 Plan will continue to govern all outstanding awards granted thereunder.

All stock options granted under the Stock Plans have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of the awardee’s continuous service with the company. All equity awards granted under the Stock Plans vest in accordance with the vesting schedules established by the Compensation Committee at the time of award, subject to the awardee’s continued service with our company. The vesting of equity awards granted to our executive officers is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

In 2016 and 2017, our executive officers received awards of restricted stock and nonqualified stock options under our 2014 Plan pursuant to their employment agreements and offer letters, as discussed above. In addition, at the time of our IPO in May 2017, each of Messrs. Collins and Coyne received a nonqualified option to purchase 12,000 shares of our common stock, which has an exercise price of $15.00 and vests over a four-year period. In connection with the Compensation Committee’s review of executive compensation in March 2018, the Committee approved certain grants of nonqualified stock options to such individuals, as discussed under the heading “2018 Executive Compensation” below.

In May 2018, the Special Committee approved, subject to receipt of the Requisite Stockholder Approval, certain grants of performance-based stock options to Chad Steelberg and Ryan Steelberg, and the Board approved, subject to receipt of the Requisite Stockholder Approval, the 2018 Performance-Based Stock Incentive Plan, under which performance-based stock options may be granted to other executive officers and employees in the future, as discussed in more detail in Proposal 3—Approval of 2018 Performance-Based Stock Incentive Plan and Grants of Performance Awards to Chad Steelberg and Ryan Steelberg beginning on page 40.

2018 Executive Compensation

As noted above, the Compensation Committee engaged a compensation consultant, Pearl Meyer, to conduct a market study of executive compensation and make recommendations regarding the base salaries, cash incentive compensation and equity compensation for our executive officers.

Pearl Meyer reviewed compensation data reported by a group of publicly-traded software-as-a-service companies with annual revenues between $50 million and $150 million, with average revenues of approximately $100 million. The Compensation Committee determined that this group of companies, which has higher revenues than Veritone, was an appropriate peer group for this analysis, as it represented the size of companies with which we compete for executive talent. Specifically, Pearl Meyer reviewed base salaries, target cash incentive bonuses and annual equity compensation for the companies in this group.

In March 2018, the Compensation Committee reviewed and discussed the findings and recommendations of Pearl Meyer. Such review indicated that the target total cash compensation and target total direct compensation of our executive officers were both significantly below the 50th percentile of the peer group. The Compensation Committee determined that it is important to provide compensation packages to our executive officers that represent target total direct compensation that is approximately equal to the 50th percentile of market, but that the mix of such compensation be weighted more heavily towards equity compensation to reduce our cash utilization and to align our executives’ compensation with the interests of our stockholders. Based on such review, the Compensation Committee approved a base salary of $250,000 and a target cash bonus of $75,000 (30% of base salary) for each of our executive officers for 2018. The new base salaries became effective as of March 15, 2018. The target amounts of the bonuses will be payable in the event of achievement of 100% of the revenue target set forth in the annual operating plan approved by our Board for 2018 (the “Revenue Goal”), with potential payouts of up to 200% of the target amount in the event of achievement of 150% of the Revenue Goal. Payouts will be prorated on a straight-line basis in the event of revenue achievement between 100% and 150% of the Revenue Goal.

In March 2018, the Compensation Committee also granted a nonqualified stock option to each executive officer under our 2017 Plan. Chad Steelberg received an option to purchase 136,029 shares of common stock, Ryan Steelberg received an option to purchase 68,015 shares of common stock, and each of Messrs. Collins, Coyne and Ganley received an option to purchase 37,099 shares of common stock. Such options have an exercise price of $15.14, which was the closing price of our common stock on the grant date, and vest over a four-year period.

The base salaries, target cash bonuses and equity awards approved for the executive officers for 2018 result in target total direct compensation that is approximately equal to the 50th percentile of the peer group. As part of this review, the Compensation Committee also discussed with Pearl Meyer whether it would be in the best interests of Veritone and our stockholders to develop a performance-based equity incentive program for our Chief Executive Officer, our President and our other employees, to provide them with an additional incentive to drive increases in stockholder value. The Committee determined that such a program would tie a large portion of each participant’s total earnings potential to the achievement of challenging stockholder value targets, which would give them a powerful incentive to drive increases in stockholder value and strongly align the interests of those participants with the interests of our stockholders. Due to the potential interests of Chad Steelberg and Ryan Steelberg in such program, the Compensation Committee consulted with our legal counsel and our Corporate Governance and Nominating Committee, which recommended to our Board that it appoint the Special Committee, comprised of Messrs. Checketts, Kurtz and Treska, and vest such committee with the exclusive authority to develop and negotiate such performance-based equity incentive program on behalf of our Board, as discussed in more detail in Proposal 3—Approval of 2018 Performance-Based Stock Incentive Plan and Grants of Performance Awards to Chad Steelberg and Ryan Steelberg beginning on page 40.

Generally Available Benefit Programs

Section 401(k) Plan

We make available through a professional employer organization (“PEO”) a tax-qualified retirement plan that provides eligible employees, including our executives, with an opportunity to save for retirement on a tax advantaged basis. Participants are able to defer up to 50% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We do not currently make any matching contributions under the 401(k) plan.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. Under the ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their eligible compensation. The ESPP is implemented through a series of offering periods of up to 27 months, each having multiple purchase intervals, which are generally six months, unless otherwise determined by the plan administrator, which is our Compensation Committee.

The purchase price for shares of our common stock under the ESPP is established by our Compensation Committee prior to the start of any offering period, but will not be less than 85% of the lower of the fair market value of our common stock on (i) the first day of each offering period and (ii) the purchase date for each purchase interval. Purchases under the ESPP are subject to certain limitations, including a maximum number of shares that each participant may purchase on each purchase date of 1,000 shares, a maximum number of shares that may be purchased in total by all participants on each purchase date of 200,000 shares, and the $25,000 annual limit under the Internal Revenue Code. In addition, under no circumstances will purchase rights be granted under the ESPP to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or any parent or subsidiary.

Health Benefit Programs

Our executive officers are eligible to participate in the health benefit programs that we make available through our PEO, including medical, dental, vision, long-term disability, life and accidental death and dismemberment insurance, flexible spending accounts and certain other benefits. We pay 100% of the premiums for the medical, dental, vision, long-term disability and life insurance elected by Messrs. Collins, Coyne and Ganley under these company-provided benefits (excluding the premiums for voluntary supplemental disability). Chad Steelberg and Ryan Steelberg do not currently participate in these benefit programs; however, we reimburse each of them for 100% of the costs for their separate healthcare plans.

Roles of Compensation Consultants in Determining Executive Compensation

The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in designing and administering our executive compensation programs. As noted above, the Compensation Committee directly engaged Pearl Meyer in December 2017 to conduct a market study of executive compensation, which included a review and analysis of executive cash and equity compensation. For this market study, Pearl Meyer was requested by the Compensation Committee to present assessments of our compensation levels relative to our peer companies and to provide recommendations regarding the compensation levels and the structure of our cash and equity compensation plans. In March 2018, the Special Committee engaged Pearl Meyer to assist it in developing and negotiating the 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg thereunder.

The Compensation Committee has evaluated the relationships among the company, the Compensation Committee and Pearl Meyer, taking into account the following six factors: (i) the provision of other services to the company by Pearl Meyer; (ii) the amount of fees received from the company by such consultant, as a percentage of its total revenue; (iii) the policies and procedures of such consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationships of such consultant with a member of the Compensation Committee; (v) any company stock owned by such consultant; and (vi) any business or personal relationships of such consultant with any of the company’s executive officers, and has determined that no conflicts of interest have been raised by the work performed by such consultant in making recommendations relating to the company’s executive compensation.

Roles of Management in Determining Executive Compensation

The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees.

Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target bonuses and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management and non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation earned during the fiscal years ended December 31, 2017 and 2016 by our principal executive officer, Chad Steelberg; our principal financial officer, Peter F. Collins; and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2017; as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). These officers are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	All Other Compen- sation(3) ($)	Total ($)
Chad Steelberg(4)	2017	$375,000	$250,000	$—	$13,922,795	$30,071	$14,577,866
Chief Executive Officer	2016	10	500,000	721,777	—	30,306	1,252,093

Ryan Steelberg	2017	279,735	250,000	—	13,922,795	27,899	14,480,429
President	2016	10	350,000	868,711	—	28,604	1,247,325

Peter F. Collins(5)	2017	200,000	100,000	—	108,872	13,072	421,944
Executive Vice President and Chief Financial Officer	2016	37,121	—	292,500	—	—	329,621

Jeffrey B. Coyne(6)	2017	200,000	75,000	—	108,872	3,442	387,314
Executive Vice President, General Counsel and Secretary	2016	37,878	—	337,500	—	—	375,378

John A. Ganley, Jr.(7)	2017	128,030	20,000	—	217,724	7,186	372,940
Executive Vice President, Human Resources	2016	—	—	—	—	—	—

(1)	Reflects bonuses earned by each named executive officer for each year presented. The bonuses earned by all named executive officers for 2017 were paid in March 2018. Pursuant to their employment agreements, Chad Steelberg and Ryan Steelberg received performance bonuses for their services to us in 2016, 50% of such bonuses were paid in March 2017 and the remaining amounts were paid in June and July 2017.

(2)

Reflects the grant date fair values of stock options awarded to each named executive officer in 2017. The fair values of the stock options were estimated as of the grant date using the Black-Scholes-Merton option pricing model. The assumptions used in the valuation of such options are discussed in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. See additional information regarding the stock options awarded to Chad Steelberg and Ryan Steelberg in 2017 under the heading “Employment Agreements with Chad Steelberg and Ryan Steelberg” above. See additional information regarding the stock options awarded to Mr. Ganley in 2017 under the heading “Ganley Offer Letter” above, and the stock options awarded to Messrs. Collins and

Coyne in 2017 under the heading “Equity Incentives” above. For the Performance Options granted to Chad Steelberg and Ryan Steelberg, the achievement of the applicable performance condition was considered probable as of the grant date and, therefore, the full grant date values of such Performance Options are included in the table.

(3)	All other compensation consists of: (i) for Chad Steelberg and Ryan Steelberg, the amounts paid to them as reimbursement of the costs of separate healthcare plans; and (ii) for all other named executive officers, the amounts of company-paid premiums for healthcare benefits in excess of the premiums that we customarily pay on behalf of non-executive employees for such healthcare benefits under our company benefit programs.

(4)	The amount shown as salary for Chad Steelberg for 2017 reflects the aggregate value of shares of our common stock issued to him in lieu of a cash base salary pursuant to his employment agreement, as follows: (i) 10,121 shares of common stock issued on June 30, 2017, having a fair market value of $12.35 per share; (ii) 2,471 shares of common stock issued on September 29, 2017, having a fair market value of $50.57 per share; and (iii) 5,215 shares of common stock issued on December 29, 2017, having a fair market value of $23.97. The number of shares issued on each date was determined by dividing $125,000 by the per share fair market value on the issuance date (rounded down to the nearest whole share), such fair market value representing the average of the last five closing prices for our common stock through such date, in accordance with his employment agreement. See additional information regarding Chad Steelberg’s employment agreement under the heading “Employment Agreements with Chad Steelberg and Ryan Steelberg” above.

(5)	Mr. Collins joined our company on October 25, 2016. The amounts set forth for the year 2016 reflect amounts earned by Mr. Collins from such date through December 31, 2016.

(6)	Mr. Coyne joined our company on October 24, 2016. The amounts set forth for the year 2016 reflect amounts earned by Mr. Coyne from such date through December 31, 2016.

(7)	Mr. Ganley joined our company on May 9, 2017. The amounts set forth for the year 2017 reflect amounts earned by Mr. Ganley from such date through December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The table below sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2017, including: (i) the number of shares of our common stock underlying both exercisable and unexercisable stock options held by each named executive officer and the exercise prices and expiration dates thereof; and (ii) the number of shares of restricted stock held by each named executive officer, and the market value thereof, that had not vested as of December 31, 2017.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2) ($)
	Exercisable	Unexercisable
Chad Steelberg	522,409	—		$15.00	05/10/27	—	—
	203,159	841,660	(3)	$15.00	05/10/27	—	—

Ryan Steelberg	522,409	—		$15.00	05/10/27	—	—
	203,159	841,660	(3)	$15.00	05/10/27	—	—
	—	—		—	—	36,805	$853,876

Peter F. Collins	—	12,000	(4)	$15.00	05/10/27	—	—
	—	—		—	—	24,500	$568,400

Jeffrey B. Coyne	—	12,000	(4)	$15.00	05/10/27	—	—
	—	—		—	—	27,625	$640,900

John A. Ganley, Jr.	—	24,000	(5)	$15.00	05/10/27	—	—

(1)	Consists of restricted stock awarded to certain named executive officers in 2016, which had not vested as of December 31, 2017. The unvested shares of restricted stock held by Ryan Steelberg as of December 31, 2017 will continue to vest in 18 equal monthly installments through June 25, 2019. Of the 24,500 unvested shares of restricted stock held by Mr. Collins as of December 31, 2017, 15,750 shares will vest in three equal annual installments on October 25, 2018, 2019 and 2020, and 8,750 shares will vest in 35 equal monthly installments through November 7, 2020. The unvested shares of restricted stock held by Mr. Coyne as of December 31, 2017 will vest in 34 equal monthly installments through October 24, 2020.

(2)	The market values of all restricted stock reflected in the table above have been calculated based on the closing price of our common stock on December 29, 2017 (the last trading day of fiscal year 2017) as reported on the Nasdaq Global Market, which was $23.20 per share.

(3)	Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2017. Such unvested options will vest in 29 equal monthly installments through May 10, 2020.

(4)	Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2017. 25% of the shares underlying such options vested on May 11, 2018, and the remaining shares will vest in 36 equal monthly installments thereafter through May 11, 2021.

(5)	Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2017. 25% of the shares underlying such options vested on January 30, 2018, and the remaining shares will vest in 36 equal monthly installments thereafter through January 30, 2021.

The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with our company, and is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Chad Steelberg and Ryan Steelberg

Pursuant to the terms of their employment agreements, in the event that either Chad Steelberg or Ryan Steelberg are terminated without “Cause” (as defined in the employment agreements), then all of the unvested options subject to such officer’s Time-Based Option will immediately vest, and in the event that either officer resigns for “Good Reason” (as defined in the employment agreements), then 50% of the then unvested options subject to such officer’s Time-Based Option will immediately vest. In addition, in the event of a “Change in Control” (as defined in the 2014 Plan) in which such options are not assumed in the Change in Control or are otherwise cancelled in connection with the Change in Control, all of the unvested options subject to such officer’s Time-Based Option will immediately vest. The stock option agreements entered into with Chad Steelberg and Ryan Steelberg in connection with the stock options granted to them in March 2018 contain substantially the same terms pertaining to termination or Change in Control.

Pursuant to his employment agreement, if Ryan Steelberg is terminated without Cause or resigns for Good Reason, he will be entitled to receive a lump sum severance payment equal to his base salary payable for the remainder of the term of his employment agreement.

The stock issuance agreement entered into with Ryan Steelberg with respect to the award of 98,140 shares of restricted stock to him in 2016 provides that in the event of a Change in Control (as defined in the 2014 Plan), if the forfeiture restrictions with respect to such restricted shares are not assigned to the acquirer, the forfeiture restrictions will lapse and all unvested shares will vest in full immediately prior to the Change in Control. In addition, if such forfeiture restrictions are assigned to the acquirer, 75% of the restricted shares not then vested will vest immediately prior to the Change in Control, and the remaining 25% of the restricted shares will vest in 12 equal monthly installments following the Change in Control.

Other Executive Officers

Both the Collins Amendment and the Coyne Amendment provide that in the event of a Change in Control (as defined in the 2014 Plan), if the forfeiture restrictions with respect to any unvested restricted shares held by Messrs. Collins and Coyne are not assigned to the acquirer, the forfeiture restrictions will lapse and all unvested shares will vest in full immediately prior to the Change in Control. In addition, in the event that Mr. Collins or Mr. Coyne is terminated without “Cause” (as defined in his offer letter), the vesting of a portion of his restricted shares will accelerate in order to compensate him for the taxes paid or payable for the shares which otherwise would be forfeited upon termination.

The option agreements entered into with Messrs. Collins, Coyne and Ganley in connection with the stock options granted to them in May 2017 and March 2018 provide that, in the event of a Change in Control, if such options are not assumed by the acquirer, or if the officer is terminated without Cause (as defined in the officer’s offer letter), then all of the unvested options subject to such officer’s grant will immediately vest. In addition, if any such option is assumed by the acquirer then, immediately prior to the Change in Control, the option will become vested and exercisable for an additional number of shares equal to the lesser of (a) 25% of the number of shares initially subject to the option and (b) the number of shares that have not then vested pursuant to the original vesting schedule, and the remaining unvested options (if any) will vest in 12 equal monthly installments following the Change in Control, or over the remainder of the original vesting schedule, if shorter.

Non-Employee Directors

The Restricted Stock Unit Agreements entered into with our non-employee directors pursuant to the automatic grant provisions of our 2017 Plan provide that, in the event of a Change in Control (as defined in the Agreement), or in the event such director’s service is terminated due to such director’s death or Permanent Disability (as defined in the Agreement), all of such restricted stock units will immediately vest.

We entered into a stock option agreement with Mr. Oates in connection with our IPO in May 2017. The stock option agreement provides that, in the event that Mr. Oates is not nominated for reelection to our Board for any reason other than Mr. Oates’ “Misconduct” (as defined in the 2014 Plan), or in the event of a Change in Control in which Mr. Oates is not requested to continue as a director of our company or its successor for any reason other than his Misconduct, then all of the unvested shares subject to such option will immediately vest in full.

DIRECTOR COMPENSATION

In 2017, our Board adopted a non-employee director compensation program, which is comprised of the following components:

•	Equity Awards: each non-employee director receives awards of restricted stock units (“RSUs”) under the automatic grant program for non-employee directors set forth in our 2017 Plan, including:

•	Initial RSU Award: at the time of our IPO, each non-employee director received an award of 5,000 RSUs, which was determined by dividing $75,000 by $15.00, which was our IPO price per share;

•	Annual RSU Award: on the date of each annual meeting of our stockholders commencing with our 2018 annual meeting, each director will be granted a number of RSUs having a grant date value equal to $75,000, which RSUs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier); and

•	Initial RSU Award for New Directors: on the date of initial appointment or election to our Board, each new director will be granted a number of RSUs having a grant date value equal to a prorated portion of the $75,000 annual RSU award (such proration based on 365 days less the number of days elapsed from the date of our last annual meeting of stockholders to the date of such initial appointment or election), which RSUs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier);

•	Board Fees: on an annual basis, each non-employee director receives an annual cash retainer for serving as a member of our Board in the amount of $25,000;

•	Committee Fees: on an annual basis, each non-employee director serving as a member of our Audit Committee, our Compensation Committee, or our Corporate Governance and Nominating Committee, receives an annual cash retainer in the amount of $7,500, $5,000, and $2,500, respectively. In addition, each non-employee director serving as Chairman of our Audit Committee, Chairman of our Compensation Committee, or Chairman of our Corporate Governance and Nominating Committee, will receive an additional annual cash retainer of $7,500, $5,000 and $2,500, respectively; and

•	Reimbursement of Expenses: directors are reimbursed for expenses incurred in attending Board and/or committee meetings or in connection with other business activities on behalf of our company. All such expenses must be in accordance with our travel and expense reimbursement policy.

The annual cash retainer fees are paid in quarterly installments. In 2017, each of our non-employee directors received an initial RSU award as described above and a prorated amount of his annual cash retainer fees for the period commencing on the date of completion of our IPO through December 31, 2017. Prior to this period, we did not provide any cash compensation to any of our non-employee directors for service on our Board.

Our executive officers, Chad Steelberg and Ryan Steelberg, who also serve on our Board, do not receive any additional compensation for their service on our Board.

2017 Director Compensation

The table below sets forth cash compensation earned by each non-employee director, and the grant date fair values of equity awards granted to each non-employee director, during the fiscal year ended December 31, 2017. All compensation of Chad Steelberg and Ryan Steelberg is reported in the Summary Compensation Table on page 22 and has been excluded from the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(3) ($)	Total ($)
Nathaniel L. Checketts	$25,000	$75,000	$—	$100,000
Jeff P. Gehl	26,563	75,000	—	101,563
G. Louis Graziadio, III	15,625	75,000	—	90,625
Knute P. Kurtz	27,704	75,000	—	102,704
Christopher J. Oates(4)	28,125	75,000	762,103	865,228
Edward J. Treska	15,625	75,000	—	90,625
Frank E. Walsh, III	15,625	75,000	—	90,625

(1)	Reflects cash retainer fees earned in 2017 by each non-employee director for service on our Board and committees of our Board, as applicable. The amounts reported for Messrs. Gehl, Kurtz and Oates include additional retainer fees for serving as the Chairman of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, respectively.

(2)	Reflects the grant date fair values of RSU awards granted to each non-employee director in 2017, calculated in accordance with ASC Topic 718. RSUs representing a right to receive 5,576 shares of our common stock were awarded to Mr. Kurtz in connection with his appointment to our Board on June 8, 2017, and the grant date fair value of such award was determined based on the closing price of our common stock on such date, which was $13.45 per share. Such award will vest on June 8, 2018. RSUs representing a right to receive 5,000 shares of our common stock were awarded to each of our other non-employee directors at the time of our IPO, and the grant date fair value of such awards was determined based on our IPO price of $15.00 per share. All such awards vested in full on the one-year anniversary of the grant date.

(3)	The aggregate number of stock awards, consisting entirely of RSUs, and the aggregate number of stock options held by each non-employee director as of December 31, 2017 were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units	Aggregate Number of Shares Underlying Outstanding Stock Options
Nathaniel L. Checketts	5,000	15,000
Jeff P. Gehl	5,000	—
G. Louis Graziadio, III	5,000	—
Knute P. Kurtz	5,576	—
Christopher J. Oates	5,000	105,000
Edward J. Treska	5,000	—
Frank E. Walsh, III	5,000	—

(4)	The amount shown for option awards for Mr. Oates reflects the grant date fair value of an option to purchase 84,000 shares of our common stock, which was granted to Mr. Oates as a special one-time award in connection with our IPO, calculated in accordance with ASC Topic 718. 25% of the shares underlying such option vested on May 11, 2018, and the remaining shares will vest in 36 equal monthly installments thereafter through May 11, 2021, subject to Mr. Oates’ continued service on our Board, and subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” above.

OTHER AGREEMENTS

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation and our Bylaws also provide that we will indemnify our employees and agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We will not indemnify such director or officer, however, for expenses and the payment of profits arising from the purchase and sale by the director or officer of securities in violation of Section 16(b) of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of four non-employee directors: Messrs. Checketts, Gehl, Kurtz and Oates, all of whom served on the Compensation Committee for all or a portion of 2017. None of the members serving on the Compensation Committee currently and during 2017 are or have been our officers or employees, and each member qualifies as an independent director as defined by Rules 5605(a)(2) and (d)(2) of the NASDAQ Listing Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2017, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except as follows:

(i)	Due to an administrative error, Mr. Checketts did not file his Form 3 on May 11, 2017. Such Form 3 was subsequently filed on October 31, 2017, upon discovery of the error.

(ii)	Mr. Gehl’s Form 3, which was filed on May 19, 2017, omitted 295,278 shares of common stock held by Veritone LOC I, LLC (“VLOC”) (representing a portion of the total shares held by VLOC), which may have been deemed to be indirectly beneficially owned by Mr. Gehl. Such holdings were included on an amended Form 3 filed on May 22, 2017.

(iii)	Mr. Oates’ Form 4, which was filed on May 15, 2017, omitted an option to purchase 84,000 shares of common stock that was granted to him on May 11, 2017. Such grant was subsequently reported on an amended Form 4 filed on October 30, 2017, upon discovery of the omission.

(iv)	Chad Steelberg’s Form 3 (which was filed one day late on May 12, 2017 due to an administrative error) omitted 150,000 shares of common stock and warrants to purchase an aggregate of 120,000 shares of common stock held by VLOC; and Mr. Steelberg’s Form 4 filed on May 19, 2017 omitted the conversion of such warrants held by VLOC into warrants to purchase 156,720 shares of common stock and the conversion of a convertible promissory note into an additional 295,278 shares of common stock held by VLOC upon the completion of our IPO, which shares and warrants may have been deemed to be indirectly beneficially owned by Mr. Steelberg. Such holdings and transactions were subsequently included on an amended Form 4 filed by Mr. Steelberg on May 22, 2017. In addition, the issuance of 10,121 shares of common stock to Chad Steelberg on June 30, 2017 pursuant to his employment agreement was reported late on a Form 4 filed on August 22, 2017.

(v)	Ryan Steelberg’s Form 3, which was filed on May 11, 2017, omitted 150,000 shares of common stock and warrants to purchase an aggregate of 120,000 shares of common stock held by VLOC, which may have been deemed to be indirectly beneficially owned by Mr. Steelberg. Such holdings were subsequently included on a Form 4 filed by Mr. Steelberg on May 22, 2017 (which was filed one day late).

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Investment by Acacia

On August 15, 2016, we entered into the Investment Agreement with Acacia that provided for Acacia to invest up to $50 million in our company, consisting of both debt and equity components. Pursuant to the Investment Agreement, we (i) entered into a convertible promissory note, which provided for up to $20 million in borrowings through two $10 million advances, each bearing interest at the rate of 6.0% per annum (the “Acacia Note”), and (ii) issued to Acacia a five-year warrant to purchase up to a number of shares of the Company’s common stock determined by dividing (x) $50,000, less all outstanding principal and accrued interest under the Acacia Note, by (y) an exercise price per share ranging from $13.3028 to $13.7323, with the actual exercise price per share to be determined by the amount of principal and accrued interest under the Acacia Note that were converted into shares of our common stock (the “Primary Warrant”). In conjunction with the issuance of the Acacia Note, in November 2016, we issued to Acacia three additional four-year warrants, each to purchase a number of shares of our common stock determined by dividing $0.7 million by an exercise price per share ranging from $8.0833 to $13.7323, with the actual exercise price to be determined by the type and/or valuation of our future equity financings. In March 2017, we amended the Primary Warrant and these other warrants to provide that the Primary Warrant would be automatically exercised in full upon the closing of our IPO, and the exercise prices per share of all of the warrants held by Acacia would be the lower of $13.6088 or our IPO price. As a result, upon completion of our IPO, each of the other warrants became exercisable to purchase 51,437 shares of common stock, or an aggregate of 154,311 shares of common stock, at an exercise price of $13.6088 per share.

In connection with our IPO in May 2017, pursuant to which we issued 2,500,000 shares of our common stock at a price to the public of $15.00 per share, (i) all outstanding amounts of principal and accrued interest under the Acacia Note were converted into 1,523,746 shares of our common stock at a conversion price of $13.6088 per share, and (ii) the Primary Warrant was automatically exercised to purchase 2,150,335 shares of our common stock at an exercise price of $13.6088 per share in exchange for cash proceeds of $29.3 million. Upon the exercise of the Primary Warrant in full, we issued to Acacia a warrant pursuant to which Acacia has the right to purchase 809,400 shares of common stock at an exercise price of $13.6088 per share (the “10% Warrant”). The 10% Warrant became exercisable by Acacia with respect to 50% of the shares as of its issuance date, and will become exercisable to purchase the remaining 50% of the shares in May 2018.

Secured Convertible Note Financing

In March 2017, we entered into a Note Purchase Agreement with Acacia and VLOC (the “Lenders”), which provided an $8.0 million line of credit (the “Bridge Loan”) pursuant to secured convertible notes that accrued interest at the rate of 8% per annum, compounded quarterly, and were due and payable on November 25, 2017 (the “Bridge Notes”). In March and April 2017, we borrowed $2.0 million from each of the Lenders pursuant to the Bridge Notes and each of them exercised their option to advance the remaining $2.0 million available under each respective Bridge Note in accordance with their terms.

Upon completion of our IPO, all outstanding principal under the Bridge Notes, together with all interest accrued thereon, were automatically converted into an aggregate of 590,717 shares of our common stock at a conversion price of $13.6088 per share.

In connection with the Bridge Loan, we issued an aggregate of 120,000 shares of our common stock to the Lenders upon the execution of the Note Purchase Agreement. In addition, in connection with the funding of the $8.0 million principal amount of the Bridge Loan, we issued to the Lenders an aggregate of 180,000 shares of our common stock and warrants to purchase an aggregate of 240,000 shares of our common stock. Such warrants were automatically adjusted upon completion of the IPO to be exercisable to purchase an aggregate of 313,440 shares of our common stock at an exercise price of $13.6088 per share, and have terms of ten years following the date of issuance.

Pursuant to the Note Purchase Agreement, until March 2019, the Lenders have certain registration rights with respect to the shares of our common stock and warrants to purchase our common stock that were issued to them in connection with the Note Purchase Agreement.

At the time of these transactions, the members of VLOC included entities controlled by the Founders and certain other holders of our common stock (who previously held shares of our preferred stock that were converted in full in connection with our IPO). Mr. Gehl was the Manager of VLOC and was deemed to beneficially own all of the securities held by VLOC. In March 2018, VLOC distributed all of the shares of our common stock owned by VLOC to its members.

Common Stock Issuance

On April 5, 2016, we entered into a Stock Issuance Agreement with NCI Investments, LLC (“NCI”), an entity beneficially owned by the Founders, pursuant to which we issued to NCI 961,835 shares of our common stock valued at $1.50 per share. We issued such shares to NCI in consideration for services rendered to our company in 2016. Subsequently, NCI transferred all of such shares to BV16, LLC (“BV16”), which, at such time, was beneficially owned by NCI and indirectly controlled by the Founders. In connection with this issuance, we entered into a Confidential Settlement and Indemnification Agreement dated March 28, 2016 (the “Settlement Agreement”), among our company, NCI, the Founders, and a stockholder who initially dissented to the issuance of shares to the Founders. Pursuant to the Settlement Agreement, we agreed to issue to such stockholder an aggregate of 106,420 shares of our common stock and paid to such stockholder an amount equal to $287,582, representing the estimated taxes for the shares to be issued to such stockholder and the reimbursement of certain legal fees. Furthermore, we have agreed to indemnify such stockholder for (i) any and all tax obligations or liabilities incurred in connection with the issuance to such stockholder of the foregoing 106,420 shares of common stock and (ii) any and all losses, damages, liabilities and costs incurred by such stockholder arising out of the sale by the bankruptcy estate of Brand Affinity Technologies, Inc. (“BAT”) of the shares of our common stock and Series A-1 preferred stock held by BAT and our subsequent redemption of such shares. Also on April 5, 2016, we entered into a Joinder Agreement with BV16 and NCI, pursuant to which both BV16 and NCI became parties to that certain Right of First Refusal, Offer and Co-Sale Agreement and Voting Agreement executed in July 2014 in connection with our Series B preferred stock financing.

Voting Agreement

In connection with the investment by Acacia in our securities in August 2016, we entered into the Voting Agreement with Acacia and the Holders, including entities affiliated with the Founders, which is discussed in more detail on page 6 above. In addition to the voting provisions of the Voting Agreement, so long as our Board includes three directors designated by Acacia, unless approved by a majority of our Board, including at least one director designated by Acacia, we cannot take any corporate action, and the Holders cannot take any stockholder action, to effect any (i) merger, consolidation or other business combination involving our company, (ii) sale, transfer or other disposition of any capital stock or assets of our company, or (iii) acquisition, license out of the ordinary course of business, or merger or other business combination with a subsidiary of our company, in each case of (i) through (iii), in which the transaction value exceeds $50 million.

Investor Rights Agreement

On July 15, 2014, we entered into an Investor Rights Agreement (as amended, the “Rights Agreement”) with certain of our stockholders. Pursuant to the Rights Agreement, certain stockholders who previously held shares of our Series A preferred stock, Series A-1 preferred stock and Series B preferred stock have certain demand, Form S-3 and piggyback registration rights under the Rights Agreement with respect to the shares of common stock issued upon conversion of such preferred stock, subject to certain limitations. We are required to pay all expenses relating to any such registration by the holders of registrable securities under the Rights Agreement, subject to certain limitations. Such registration rights will expire for each holder at such time (i) such holder holds less than one percent of our common stock and Rule 144 or another similar exemption under the Securities Act is available for the sale of such holder’s shares without limitation during a three-month period without registration and (ii) May 2022, the fifth anniversary of our IPO. The parties to the Rights Agreement include entities that are affiliated with the Founders, as well as entities affiliated with Christopher Oates and Nathaniel Checketts, two of our current directors.

Intercompany Administrative Agreement

On October 1, 2014, we entered into an Intercompany Administrative Service Agreement (the “Intercompany Agreement”) with Steel Ventures, LLC (“Steel Ventures”), an entity owned and controlled by the Founders. Pursuant to the Intercompany Agreement, Steel Ventures agreed to provide us with certain administrative, professional and technical services and other personnel and support resources for our day-to-day operations, including executive management, financial accounting, investor relations, legal and governance compliance and other services requested by us from time to time. Steel Ventures also agreed to make other services provided by third parties (other than services provided by Steel Ventures’ personnel) available to us, including the use of office facilities of Steel Ventures, human resources support and tax and auditing services. Under the agreement, Steel Ventures will bill us for these services, including (i) costs incurred by Steel Ventures, including salary and wages, incentives, payroll taxes, health care and other expenses, and (ii) costs of third party services, including allocable charges based on our fractional use of the third-party resources.

The Intercompany Agreement had a term of two years from October 1, 2014, with two two-year renewal options, unless either party provided a 90-day advance notice to terminate the agreement. The Intercompany Agreement was terminated in September 2016. Under the Intercompany Agreement, we recorded expenses for services from Steel Ventures of approximately $1.1 million in the year ended December 31, 2016.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of May 25, 2018 by: (1) each of our named executive officers; (2) each of our directors; (3) all of our executive officers and directors as a group; and (4) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners(1)	Amount and Nature of Shares Beneficially Owned(2)
	Number	Percentage
Officers and Directors
Chad Steelberg(3)(5)	5,238,349	30.2%
Ryan Steelberg(4)(5)	5,199,036	30.0%
Peter F. Collins(6)	47,284	*
Jeffrey B. Coyne(7)	43,500	*
John A. Ganley, Jr.(8)	9,500	*
Nathaniel L. Checketts(9)	19,687	*
Jeff P. Gehl(10)	103,256	*
G. Louis Graziadio, III(11)	204,130	1.2%
Knute P. Kurtz(12)	5,576	*
Christopher J. Oates(13)	131,003	*
Edward J. Treska	12,000	*
Frank E. Walsh, III	19,500	*
All executive officers and directors as a group (12 persons)(14)	6,793,183	37.0%

5% Stockholders
Acacia Research Corporation(5)(15) 520 Newport Center Drive, 12th Floor Newport Beach, CA 92660	5,239,951	30.0%
Newport Coast Investments, LLC(5)	3,355,387	20.5%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, CA 92626.

(2)	The beneficial ownership is calculated based on 16,346,634 shares of our common stock outstanding as of May 25, 2018. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, restricted stock units and/or other rights held by that person that are exercisable and/or will be settled upon vesting within 60 days after May 25, 2018 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, and none of such persons has pledged such shares as security for any obligation.

(3)

Includes (i) 3,355,387 shares of common stock held by Newport Coast Investments, LLC; (ii) 589,968 shares of common stock held by NCI Investments, LLC; (iii) 215,921 shares of common stock, and warrants to purchase 78,362 shares of common stock that are exercisable within 60 days after May 25, 2018, held by Steel Veritone Fund I, LLC; and (iv) 928,727 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018. Chad Steelberg’s grantor trust is a managing member of Newport Coast Investments, LLC. As such, Chad Steelberg, as trustee of his grantor trust, has shared voting and dispositive power over all of the shares held by Newport Coast Investments, LLC. Chad Steelberg is the Manager of NCI Investments, LLC and Steel Veritone Fund I, LLC (and his grantor trust owns 50% of the membership interests of such entities) and, as such, Chad Steelberg has shared voting and dispositive power over all of the shares held by NCI Investments, LLC and the shares and warrants held by Steel Veritone Fund I, LLC.

(4)	Consists of (i) 3,355,387 shares of common stock held of record by Newport Coast Investments, LLC; (ii) 589,968 shares of common stock held by NCI Investments, LLC; (iii) 215,921 shares of common stock, and warrants to purchase 78,362 shares of common stock that are exercisable within 60 days after May 25, 2018, held by Steel Veritone Fund I, LLC; (iv) 30,671 shares of restricted stock, of which 26,582 shares were subject to our company’s repurchase right as of May 25, 2018; and (v) 928,727 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018. Ryan Steelberg’s grantor trust is a managing member of Newport Coast Investments, LLC. As such, Ryan Steelberg, as trustee of his grantor trust, has shared voting and dispositive power over all of the shares held by Newport Coast Investments, LLC. Ryan Steelberg’s grantor trust owns 50% of the membership interests of NCI Investments, LLC and Steel Veritone Fund I, LLC and, as such, Ryan Steelberg may be deemed to have shared voting and dispositive power over the shares held by NCI Investments, LLC and the shares and warrants held by Steel Veritone Fund I, LLC.

(5)	As a result of the Voting Agreement, Acacia and certain other entities, including entities affiliated with Chad Steelberg and Ryan Steelberg (acting as a group), are able to designate and elect all nine of our directors on our Board until May 17, 2019.

(6)	Includes (i) 10,000 shares of common stock held by Mr. Collins and his spouse as trustees of a family trust; (ii) 33,000 shares of restricted stock, of which 23,250 shares were subject to our company’s repurchase right as of May 25, 2018, and (iii) 3,500 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018.

(7)	Includes (i) 39,000 shares of restricted stock, of which 23,563 shares were subject to our company’s repurchase right as of May 25, 2018, and (ii) 3,500 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018.

(8)	Includes 8,500 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018.

(9)	Includes 14,687 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018.

(10)	Includes (i) 29,400 shares of common stock held by Mr. Gehl as trustee of his living trust; and (ii) 43,184 shares of common stock, and warrants to purchase 15,672 shares of common stock that are exercisable within 60 days after May 25, 2018, held by BigBoy, LLC. Mr. Gehl is the Manager of BigBoy, LLC and has sole voting and dispositive power over all of the shares and warrants held by BigBoy, LLC.

(11)	Includes (a) 8,200 shares of common stock held by the George & Reva Graziadio Charitable Lead Annuity Trust; 3,300 shares of common stock held by Ginarra Partners, LLC; 16,636 shares of common stock held by Ginmarra Investors Fund 1, LLC; 9,550 shares of common stock held by the George & Reva Graziadio Grandchildren Trust II for the benefit of Mr. Graziadio’s minor children; 5,400 shares of common stock held by Mr. Graziadio as custodian for his minor children; 4,700 shares held by the Graziadio Dynasty Trust II; and 61,406 shares of common stock held by Boss Holdings, Inc., with respect to which Mr. Graziadio has sole voting and dispositive power; and (b) 1,800 shares held by Mr. Graziadio’s spouse, and 4,289 shares held by Western Metals Corporation, with respect to which Mr. Graziadio has shared voting and dispositive power. Mr. Graziadio disclaims beneficial ownership of all such shares, except to the extent of his or his minor children’s pecuniary interests in such shares. Does not include (i) 137,200 shares of common stock held by the Graziadio Family Trust u/d/t 11/13/75, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares, except to the extent of the pecuniary interest of his minor children in such shares; and (ii) 2,500 shares of common stock held by the George and Reva Graziadio Foundation, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares.

(12)	Consists of shares that are issuable within 60 days after May 25, 2018 upon the vesting of restricted stock units.

(13)	Includes (i) 25,457 shares of common stock held by RimLight, LLC; (ii) 55,484 shares of common stock held by NIO Advisors, LLC; and (iii) 45,062 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018. Mr. Oates is a managing director of RimLight, LLC and, as such, may be deemed to have shared voting and dispositive power over the shares held by RimLight, LLC. Mr. Oates disclaims beneficial ownership of the shares of common stock held by RimLight, LLC, except to the extent of his pecuniary interest in any such shares. Mr. Oates is the sole manager and member of NIO Advisors, LLC.

(14)	Includes (i) an aggregate of 4,440,082 shares of common stock held indirectly by our executive officers and directors, as described in footnotes (1) through (13) above; (ii) warrants to purchase an aggregate of 94,034 shares of common stock that are exercisable within 60 days after May 25, 2018; (iii) an aggregate of 1,854,341 shares of common stock subject to outstanding options that are exercisable within 60 days after May 25, 2018; (iv) 5,576 shares issuable within 60 days after May 25, 2018 upon vesting of restricted stock units; and (v) 73,395 shares of restricted stock held by executive officers that were subject to our company’s repurchase right as of May 25, 2018.

(15)	Includes 1,120,431 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after May 25, 2018.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of four directors. None of the members of the Committee are or have been officers or employees of Veritone, Inc. (“Veritone”) and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules and Section 10A(m) of the Exchange Act and Rule 10A-3 promulgated thereunder. Veritone’s Board has determined that Mr. Kurtz is an “audit committee financial expert” as defined by the regulations promulgated by the SEC.

The Committee operates under a written charter adopted by Veritone’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Veritone’s website at investors.veritone.com. Veritone will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Veritone’s Secretary.

Role of the Audit Committee

Veritone’s management is responsible for Veritone’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Veritone’s independent registered public accounting firm is responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board.

The members of the Committee are not employees of Veritone and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that Veritone’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent registered public accounting firm included in its reports on Veritone’s financial statements.

Report of the Audit Committee

The Committee held eight meetings during 2017, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Veritone’s independent registered public accounting firm. In addition to regularly scheduled in-person meetings of the Committee, which correspond with the meetings of the Board, the Committee held a telephonic meeting following the end of each quarter for the purpose of reviewing Veritone’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Veritone for the fiscal year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2017, the Committee reviewed Veritone’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Veritone’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Marcum LLP (“Marcum”), Veritone’s independent registered public accounting firm for the year ended December 31, 2017, who were responsible for expressing an opinion on the conformity of Veritone’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Veritone’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).

The Committee discussed with Marcum the overall scope and plans for their annual audit and approved the fees to be paid to Marcum in connection therewith. The Committee also discussed with management and Marcum the adequacy and effectiveness of Veritone’s disclosure controls and procedures. The Committee met separately with Marcum, without management present, to discuss the results of their examinations and the overall quality of Veritone’s financial reporting.

The Committee also has discussed with Marcum the matters required to be discussed by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). In addition, the Committee has received the written disclosures and the letter from Marcum as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Committee concerning independence, and the Committee has discussed the independence of Marcum with that firm. The Committee has concluded that Marcum is independent from Veritone and its management.

Based on the Committee’s review of the matters noted above and its discussions with Veritone’s independent registered public accounting firm and Veritone’s management, the Committee recommended to the Board that the audited financial statements be included in Veritone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including any amendments thereto.

Respectfully submitted,

Knute P. Kurtz, Chairman

Nathaniel L. Checketts

Jeff P. Gehl

Christopher J. Oates

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Veritone under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Neither our bylaws nor the Delaware General Corporation Law requires the approval by our stockholders of the selection of our independent registered public accounting firm, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that our stockholders ratify the selection of such firm.

Prior to the Audit Committee’s appointment of Grant Thornton, Marcum LLP (“Marcum”) served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2017 and December 31, 2016. On May 18, 2018, the Audit Committee dismissed Marcum and, on the same date, appointed Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2018.

The audit reports of Marcum on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Marcum’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2016 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern as of March 15, 2017, the date of such report. As a result of our financing transactions during 2017, this explanatory paragraph was not included in Marcum’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2017.

During our two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with Marcum’s audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2016, Marcum identified certain deficiencies that rose to the level of a material weakness related to a failure by our management to perform and review reconciliations of certain significant accounts, which resulted in us making material corrections to our expenditures billable to clients and accrued liabilities balances in our consolidated balance sheet as of December 31, 2016. Our management implemented remedial measures to address this material weakness, and Marcum did not identify this material weakness in connection with its audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2017. The Audit Committee discussed this material weakness with Marcum.

The Audit Committee’s determination to dismiss Marcum and appoint Grant Thornton was previously reported on a Current Report on Form 8-K that we filed with the SEC on May 24, 2018. We provided Marcum with a copy of the above disclosures and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from Marcum was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on May 24, 2018.

During the two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, neither we nor anyone on our behalf have consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Items 304(a)(1)(iv) and (v), respectively.

A representative of Grant Thornton will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. A representative of Marcum is not expected to be present at the annual meeting.

If this proposal is not approved, the Audit Committee will reconsider its selection of our independent registered public accounting firm. Because the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the ultimate decision to retain or appoint Grant Thornton in the future as our independent registered public accounting firm will be made by the Audit Committee based upon the best interests of Veritone at that time.

The Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

FEES BILLED BY MARCUM

The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Marcum for our fiscal years ended December 31, 2017 and 2016.

Fee Category	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$687,700	$475,599
Audit-Related Fees	2,163	4,326
Tax Fees	—	14,217
All Other Fees	—	—

Total Fees	$689,863	$494,142

Audit Fees

Audit fees billed for both years consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our registration statements on Form S-1 and Form S-8 filed with the SEC in 2017; and (iv) audit services related to other reports filed with the SEC.

Audit-Related Fees

Audit-related fees in the years ended December 31, 2017 and 2016 related to financial accounting consultations.

Tax Fees

Tax fees in the year ended December 31, 2016 related to tax consulting services.

All Other Fees

No other services were rendered by Marcum to us for the years ended December 31, 2017 or 2016.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. Following our IPO, all audit and audit-related services provided by our independent registered public accounting firm for the year 2017 were approved by the Audit Committee pursuant to this policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by Marcum during 2017, as well as the fees paid therefor, and has determined that the provision of such other services by Marcum, and the fees paid therefor, were compatible with maintaining Marcum’s independence.

PROPOSAL THREE

APPROVAL OF 2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN AND GRANTS OF

PERFORMANCE AWARDS TO CHAD STEELBERG AND RYAN STEELBERG

Executive Summary

Since Veritone was founded by Chad Steelberg and Ryan Steelberg in 2014, the company has been a pioneer in the fast-growing artificial intelligence (“AI”) space, developing aiWARETM, the world’s first operating system for AI engines and applications.

The Board believes that Veritone has the opportunity to become one of the world’s leading AI technology companies through our aiWARE technology, which is designed to transform the way organizations in a wide range of industries and markets, from media and entertainment to legal and compliance to government, operate. If we achieve this goal, we believe that we can increase Veritone’s stock price in a very substantial manner.

Our goals are ambitious and will require world-class vision, leadership, and execution to achieve. To incentivize Veritone’s employees to achieve this goal, the Board has created a stock incentive plan that is 100% performance-based. Under this plan, the 2018 Performance-Based Stock Incentive Plan (the “Performance-Based Plan”), the participants will receive significant grants of nonstatutory stock options (the “Performance Awards”) that will become exercisable only if Veritone achieves stock price milestones that would represent significant increases over the current level, as follows:

Milestone	Stock Price Goal	Multiple of Stock Price on May 4, 2018(1)	Percentage of Options Exercisable if Goal Achieved
1	$ 49.15	2.3X	33.33%
2	$ 98.31	4.6X	33.33%
3	$196.62	9.3X	33.34%

(1)	The closing price of our common stock on May 4, 2018, the last trading day before the approval by the Special Committee (as defined below) of the contingent Performance Awards to Chad and Ryan Steelberg, was $21.25 per share.

By tying a significant portion of each participant’s potential compensation to the achievement of these challenging stock price goals, the Board believes that the Performance-Based Plan closely aligns the interests of the participants with our long-term goals and the interests of our stockholders. By providing the participants with a significant long-term incentive, the Board believes that the Performance-Based Plan will strongly incentivize the participants to remain employed with Veritone and to deliver strong performance over time.

The Board believes that the technical and product vision and leadership of our CEO, Chad Steelberg, and our President, Ryan Steelberg, will be critical to our ability to achieve our goals. In addition to serving as our CEO, Chad Steelberg is our Chief Technology Officer, and is the primary architect and visionary behind the software and data science capabilities of our aiWARE platform. Ryan Steelberg leads our sales, ecosystem, and corporate development teams, and is a key contributor to the development of our strategic plans and product development roadmap. The Board believes that it is very important to incentivize Chad Steelberg and Ryan Steelberg to remain with Veritone and lead the company to achieve our goals.

In January 2018, the independent members of the Board began preliminary discussions about how to incentivize Chad Steelberg and Ryan Steelberg to lead Veritone to achieve our long-term goals. In March 2018, the Board appointed a committee comprised of independent and disinterested members of the Board (the “Special Committee”) to develop a performance-based equity incentive plan and exclusively discuss and negotiate such plan with Veritone’s management team, and ultimately to approve or reject plan terms. The Special Committee chose and engaged a third-party compensation consultant and outside legal counsel to assist in the development of this plan.

On May 6, 2018, the Special Committee approved, subject to the further approval of a majority of our minority stockholders in a non-waivable vote, grants of Performance Awards to Chad Steelberg and Ryan Steelberg, in the amounts of 1,809,900 options and 1,357,425 options, respectively, which represent approximately 8.0% and 6.0%, respectively, of the 22.6 million shares of common stock outstanding, on a fully diluted basis, as of May 6, 2018.

The Performance-Based Plan

The Performance Awards granted and to be granted under the Performance-Based Plan are 100% at-risk and will become exercisable only if the specified stock price milestones are achieved. For the first tranche to become exercisable, our stock price must increase to $49.15 per share, a multiple of approximately 2.3 times our stock price on the date the Special Committee approved the stock price milestones under the Performance-Based Plan. For the second tranche to become exercisable, our stock price would need to double from that level, to $98.31, which would represent a multiple of approximately 4.6 times our stock price on the date the Special Committee approved the stock price milestones under the Performance-Based Plan. For the final tranche to become exercisable, our stock price would need to double again, to $196.62, which would represent a multiple of approximately 9.3 times our stock price on the date the Special Committee approved the stock price milestones under the Performance-Based Plan. For each tranche that is achieved, 603,300 options will become exercisable under Chad Steelberg’s Performance Award, representing approximately 2.7% of our outstanding shares of common stock, on a fully diluted basis, as of May 6, 2018, and 452,475 options will become exercisable under Ryan Steelberg’s Performance Award, representing approximately 2.0% of such fully diluted shares.

To ensure that they remain in active leadership of Veritone over the long term, Chad Steelberg must also remain as our CEO, and Ryan Steelberg must remain as our President or in such other role as may be approved by our Compensation Committee, at the time each milestone is met in order for the corresponding tranche to become exercisable, in each case subject to specified exceptions.

While the Performance-Based Plan is applicable to all of Veritone’s employees, the Board believes that it is appropriate to tie substantially all of the equity compensation of our CEO and our President to the achievement of our stock price goals. Therefore, as part of their participation in the Performance-Based Plan, the intent is that Chad Steelberg and Ryan Steelberg will be granted no other new equity awards, and the Performance Awards will be the only equity compensation granted to them during the term of those awards, except in extraordinary circumstances where deemed appropriate by the Special Committee.

The Board’s primary objective in designing the Performance-Based Plan is to help Veritone achieve our mission, which the Board believes will result in significant growth in revenue, market share, and ultimately profitability, driving the creation of significant stockholder value. There are three main reasons why the Board recommends that stockholders approve the Performance-Based Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg:

1.	Strengthens the incentives of Chad Steelberg, Ryan Steelberg, and Veritone’s other employees to deliver superior results and further aligns their interests with those of our other stockholders;

2.	Provides a powerful incentive for Chad Steelberg and Ryan Steelberg to continue to lead Veritone over the long term, and for Veritone’s other employees to continue their employment with Veritone; and

3.	Serves as a catalyst for the achievement of Veritone’s strategic objectives, which include building one of the world’s leading AI technology companies and enabling organizations to leverage the power of AI to transform the way they operate and significantly increase the effectiveness and efficiency of their operations.

Background of the Performance-Based Plan

In January 2018, the Board began preliminary discussions about how to provide a significant incentive for Chad Steelberg, our CEO, Ryan Steelberg, our President, and our other employees to achieve our aggressive growth goals and thereby drive significant increases in stockholder value. These discussions first took place among the members of the Compensation Committee of the Board (the “Compensation Committee”), all of whom are independent directors.

Chad Steelberg and Ryan Steelberg are also substantial stockholders and beneficially owned as of May 7, 2018 an aggregate of 5,209,326 shares and 5,170,013 shares, respectively, of our common stock (calculated in accordance with Rule 13d-3 of the Exchange Act), which amounts include a total of 4,239,638 shares for which they share voting and dispositive power. Because of the Steelbergs’ substantial ownership of and positions with Veritone, the Board appointed the Special Committee, which is comprised of three independent and disinterested members of the Board (Nathaniel Checketts, Knute Kurtz, and Edward Treska), to develop a performance-based equity incentive plan and exclusively negotiate such plan with the Steelbergs on behalf of the Board, and ultimately to approve or reject plan terms. The Special Committee chose and engaged a third-party compensation consultant and outside legal counsel to assist in the development of this plan. The Special Committee’s discussions ultimately resulted in the creation of the Performance-Based Plan. On May 6, 2018, the Special Committee approved contingent Performance Awards to Chad Steelberg and Ryan Steelberg, the terms of which are described in further detail below. On May 30, 2018, our Board approved the Performance-Based Plan for purposes of grants of Performance Awards to other Veritone team members.

In its deliberations regarding whether to grant Performance Awards to our CEO and President, the Special Committee discussed a number of considerations, including:

•	The desire to incentivize Chad Steelberg, Ryan Steelberg, and the other Veritone team members to achieve our ambitious goals to become a leading AI operating system company, and create significant stockholder value in doing so;

•	The desire to incentivize Chad Steelberg and Ryan Steelberg to continue to lead Veritone over the long term, and the Board’s view that their continued leadership of Veritone will be a critical factor in our ability to meet our goals;

•	How to structure an incentive program in a way that would align the interests of our employees and our other stockholders;

•	What performance milestones should be used under the plan;

•	The appropriate sizes of the individual awards to Chad Steelberg and Ryan Steelberg and how the sizes of those awards would translate into increased ownership and value for those individuals;

•	The dilution to our other stockholders resulting from these awards; and

•	How to balance the risks and rewards of the Performance-Based Plan and the Performance Awards.

Throughout this process, the Special Committee used the services of Pearl Meyer, which served as its independent compensation consultant, and K&L Gates LLP, which served as its outside counsel.

At various points during this process, the Special Committee members met with Chad Steelberg to share their thinking on the awards and solicit Mr. Steelberg’s perspective, including as to each of the issues identified above. The Special Committee exclusively negotiated the terms of the Performance Awards to Chad Steelberg and Ryan Steelberg with Chad Steelberg.

As part of its decision-making process, the Special Committee also sought and obtained feedback from several institutional stockholders and incorporated that feedback into its deliberations regarding the Performance-Based Plan and the Performance Awards to Chad Steelberg and Ryan Steelberg.

After engaging in this process and arriving at terms for the Performance-Based Plan and the Performance Awards granted to Chad Steelberg and Ryan Steelberg, and concluding that such awards would motivate and incentivize Chad Steelberg and Ryan Steelberg to achieve our goals, the Special Committee approved the Performance Awards to Chad Steelberg and Ryan Steelberg, subject to the further approval of a majority of our minority stockholders in a non-waivable vote.

Summary of the Performance-Based Plan

The following table provides an overview of the principal terms of the Performance-Based Plan. Certain additional and/or different terms apply to the Performance Awards granted to Chad Steelberg and Ryan Steelberg, which are summarized in the separate table entitled “Special Terms Applicable to Performance Awards to CEO and President” below.

These principal terms are discussed in more detail under the heading “Material Terms of the Performance-Based Plan” below, and the full plan document is set forth as Appendix A attached to this Proxy Statement.

Award Terms	Details
Total Plan Pool	4,200,000 shares of common stock (approximately 18.6% of the 22.6 million shares of common stock outstanding, on a fully diluted basis, as of May 6, 2018)

Permissible Awards	Performance-based nonstatutory stock options

Exercise Prices of Awards

The Fair Market Value (as defined in the Performance-Based Plan) of common stock on the date of grant

For the contingent Performance Awards made to Chad Steelberg and Ryan Steelberg on May 6, 2018, $21.25 per share (the closing price on May 4, 2018, the last trading day prior to the grant date)

Award Milestones

The Performance Awards will become exercisable in three equal tranches, based on the achievement of the following stock price goals:

First Tranche:                       $49.15 per share

Second Tranche:                  $98.31 per share

Third Tranche:                     $196.62 per share

Sustained stock price appreciation is required for each Award Milestone to be met, other than in the event of a Change in Control (as defined in the Performance-Based Plan) of Veritone. Specifically, to achieve a given Award Milestone, the closing price per share of our common stock must meet or exceed the applicable stock price goal for a period of 30 consecutive trading days.

Term of Awards	10 years following the grant date

Post-Termination of Service Exercise Period

90 days, except in the event of termination for Misconduct (as defined in the Performance-Based Plan), except that, with respect to any portion of a Performance Award that becomes exercisable within nine months following the termination of the participant’s Service, such portion shall continue to be exercisable for 90 days following notice thereof to the participant.

A longer exercise period applies to the Performance Awards granted to our CEO and President (see below)

Award Terms	Details

Service Requirement For Continued Vesting

Vesting eligibility is contingent upon continued Service (as defined in the Performance-Based Plan)

Modified Service requirements apply to continued vesting of the Performance Awards granted to the CEO and President (see below)

Termination of Service

No acceleration of vesting as a result of termination of Service for any reason, including death or disability

In the event of termination of a participant’s Service other than for Misconduct, any unexercisable Performance Awards held by the participant will remain outstanding and eligible to become exercisable for a period of nine months following such termination

Change in Control	No automatic acceleration of vesting upon a Change in Control of Veritone; however, in the event of a Change in Control, the achievement of the Award Milestones will be measured at the time of such Change in Control without regard to the requirement that the applicable stock price goal be met or exceeded for 30 consecutive trading days, and any exercisable Performance Awards will remain exercisable for the remainder of the term of the Performance Award

Adjustments to Award Milestones	The stock price goals for any unachieved Award Milestones will be equitably adjusted in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other similar event affecting the outstanding common stock as a class

Special Terms Applicable to Performance Awards to CEO and President

Award Terms	Details
Service Requirement for Continued Vesting

The vesting of the Performance Award granted to Chad Steelberg is contingent upon him being employed as CEO as of the date the applicable Award Milestone is achieved

The vesting of the Performance Award granted to Ryan Steelberg is contingent upon him being employed as President or in such other position as may be approved by the Compensation Committee as of the date the applicable Award Milestone is achieved

Post-Termination of Service Exercise Period

Two years, except in the event of termination for Misconduct

If Chad Steelberg is no longer our CEO but is still an employee or director, his Performance Award will no longer become exercisable, but he will be able to continue to exercise his exercisable options until the earlier of the expiration of his Performance Award and termination of his service as an employee or director

Post-Exercise Holding Period	Six months, to further align Chad Steelberg’s and Ryan Steelberg’s interests with the interests of our other stockholders following the exercise of the options

Future Equity Compensation	The intent is that the Performance Awards will be the sole equity compensation granted to Chad Steelberg and Ryan Steelberg during the term of the Performance Awards, except in extraordinary circumstances where deemed appropriate by the Compensation Committee

Material Terms of the Performance-Based Plan

Total Plan Pool. The total number of shares of common stock underlying Performance Awards granted under the Performance-Based Plan may not exceed 4,200,000, which is equivalent to approximately 18.6% of our outstanding shares of common stock, on a fully diluted basis, as of May 6, 2018.

The numbers of shares of common stock underlying the Performance Awards granted to Chad Steelberg and Ryan Steelberg are 1,809,900 and 1,357,425, respectively, representing 8.0% and 6.0%, respectively, of the 22.6 million shares of common stock outstanding, on a fully diluted basis, as of May 6, 2018. Each of such Performance Awards will be divided into three (3) separate tranches, each with an equal number of options (subject to rounding).

Type of Awards. The only awards that may be granted under the Performance-Based Plan are performance-based nonstatutory stock options. Participants will receive value from the Performance Awards only to the extent that Veritone achieves the applicable Award Milestones.

Exercise Price of Performance Awards. The exercise price of the Performance Awards granted under the Performance-Based Plan will be equal to the fair market value of our common stock on the date the Performance Awards are granted. The exercise price of the Performance Awards granted to Chad Steelberg and Ryan Steelberg is $21.25 per share, which was the closing market price of our common stock on the Nasdaq Global Market on May 4, 2018, the last trading day prior to the date on which the Special Committee approved the contingent Performance Awards to Chad Steelberg and Ryan Steelberg (which was not a trading day).

Award Milestones. There are three Award Milestones, each one requiring an increase in our stock price, to $49.15, $98.31 and $196.62. These Award Milestones would represent stock price levels that are approximately 2.3 times, 4.6 times and 9.3 times our closing stock price, respectively, on May 4, 2018, the last trading day prior to the date the Performance Awards to Chad Steelberg and Ryan Steelberg were contingently approved. The Board considers the Award Milestones to be challenging performance targets.

Except in the event of a Change in Control, for an Award Milestone to be achieved, the closing price per share of our common stock as reported on the Nasdaq Global Market (or other stock exchange on which our common stock is then primarily traded) must meet or exceed the applicable stock price target for a period of 30 consecutive trading days, and will thus require sustained stock price appreciation to be met.

Term of Performance Awards / Post-Termination of Service Exercise Period. The term of the Performance Awards is 10 years from the date of grant, unless the participant’s Service with Veritone ends prior to such date.

A participant has up to 90 days following the termination of his or her Service to exercise any portion of his or her Performance Award that became exercisable prior to such termination), except that, with respect to any portion of a Performance Award that becomes exercisable within nine months following the termination of the participant’s Service, such portion shall continue to be exercisable for 90 days following notice thereof to the participant. The Performance Award issued to Chad Steelberg may be exercised for up to two years following termination of his Service as CEO. In addition, so long as Chad Steelberg is employed by Veritone in a position other than CEO or is serving as a director of Veritone, he will continue to be able to exercise the vested portion of his Performance Award. The Performance Award issued to Ryan Steelberg may be exercised for up to two years following termination of his Service as President or such other position as may be approved by the Compensation Committee. In each such case, such post-termination exercise period is subject to any earlier scheduled expiration of the Performance Awards on May 6, 2028.

Post-Exercise Holding Period for CEO and President. Any shares acquired by Chad Steelberg or Ryan Steelberg upon the exercise of the Performance Awards granted to them must be held by them for at least six months following the date of exercise (except for shares sold or withheld to pay the exercise price and tax withholdings relating to the exercise).

The Special Committee’s advisors indicated that post-exercise holding periods are not customary for executive equity awards. However, the Special Committee felt that a six-month holding period for the awards to our CEO and President was appropriate to further align their interests with those of our other stockholders following the exercise of any options under their Performance Awards. This holding period is consistent with and complements the requirements for sustained increases to our stock price levels in order to meet the applicable Award Milestones. In addition, the requirement of a six-month holding period is expected to reduce the stock-based compensation expense that Veritone will recognize for the Performance Awards to our CEO and President.

Service Requirement. In order for a tranche of a participant’s Performance Award to become exercisable, he or she must have been in Service at the time the applicable Award Milestone is met.

Subject to limited exceptions, the exercisability of the Performance Award granted to Chad Steelberg is contingent upon him being employed as CEO as of the date the applicable Award Milestone is achieved. The exercisability of the Performance Award granted to Ryan Steelberg is contingent upon him being employed as President (or in such other position as may be approved by the Compensation Committee) as of the date the applicable Award Milestone is achieved.

Termination of Service. There will be no acceleration of vesting of any participant’s Performance Award if his or her Service is terminated for any reason, including death or disability. If the Service of Chad Steelberg as CEO, the Service of Ryan Steelberg as President (or such other position as may be approved by the Compensation Committee), or the Service of any other participant is terminated by the company while such person’s Performance Award is outstanding (other than for Misconduct), any unexercisable Performance Awards held by the participant will remain outstanding and eligible to become exercisable for a period of nine months following termination. At that time, any portion of such person’s Performance Award that has not become exercisable will be forfeited.

Change in Control. In the event of a Change in Control of Veritone, vesting under the Performance Awards will not automatically accelerate. Upon a Change in Control, the achievement of the Award Milestones will be determined by the greater of the last closing price of a share of Veritone common stock before the effective time of the Change in Control or the per share price (plus the per share value of any other consideration) received by our stockholders in the Change in Control. Any exercisable portions of the Performance Awards may be assumed or substituted by the successor entity, and such Performance Awards will remain exercisable for the remainder of the term thereof. Any unexercisable portion of such Performance Awards will automatically terminate at the effective time of the Change in Control. This treatment of the Performance Awards upon a Change in Control is intended to align the interests of Chad Steelberg, Ryan Steelberg and our other executives with those of our other stockholders with respect to evaluating potential Change in Control transaction. The Administrator may not accelerate the vesting of any portion of any Performance Award in connection with a Change in Control.

Clawback. The Performance Awards will be subject to any current or future clawback policy applicable to equity awards in the event of a restatement of Veritone’s financial statements.

Other Details Regarding the Performance-Based Plan

Administration. The Performance-Based Plan and the Performance Awards will be administered by the Board, our Compensation Committee, or any committee of Board members or other individuals appointed by the Board and satisfying applicable laws (the “Administrator”), provided that Chad Steelberg and Ryan Steelberg will recuse themselves from the administration of their own Performance Awards. References to the Board in the summary of the material terms of the Performance Awards under the section titled “Material Terms of the Performance-Based Plan” above generally are references to the Administrator, as applicable. The Administrator has the power and authority, in good faith, to interpret the Performance Awards and adopt rules for the administration, interpretation, and application of the terms of the Performance Awards. All actions taken, and interpretations and determinations made, by the Administrator in good faith with respect to the Performance Awards will be final and binding on such persons and any other interested persons.

Termination of Performance-Based Plan and All Performance Awards if Not Approved by Stockholders. In the event that a majority of our minority stockholders does not approve the Performance-Based Plan and the Performance Awards granted to Chad Steelberg and Ryan Steelberg by May 6, 2019, the Performance-Based Plan will automatically terminate and all Performance Awards will automatically be forfeited and none of Chad Steelberg, Ryan Steelberg, or any other participant will have any rights to any Performance Award or the shares underlying it. In addition, unless and until our minority stockholders approve the Performance-Based Plan and the Performance Awards granted to Chad Steelberg and Ryan Steelberg, no portion of any Performance Award may be exercised, regardless of whether any portion of such Performance Award may have become exercisable otherwise before such stockholder approval.

Certain Other Adjustments upon Certain Transactions. Should any change be made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting our outstanding common stock as a class without Veritone’s receipt of consideration, or should the value of outstanding shares of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments will be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Performance-Based Plan, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Performance Award and the consideration (if any) payable per share and (iii) the applicable performance objectives, including the Award Milestones. The adjustments will be made in such manner as the Administrator deems appropriate and such adjustments will be final, binding, and conclusive. In the event of a proposed dissolution or liquidation of Veritone, the Administrator will notify participants as soon as practicable before the effective date of the proposed transaction. To the extent any Performance Award has not been previously exercised, it will terminate immediately before the completion of such proposed transaction.

No Stockholder Rights. A participant will have no rights or privileges of a stockholder with respect to the shares underlying a Performance Award unless and until the shares actually are issued, recorded on the records of Veritone or our transfer agents or registrars, and delivered to such participant (which may occur through electronic delivery to a brokerage account).

Certain Other Securities Information. Shares issuable under the Performance Awards may be authorized, but unissued, or reacquired common stock. As of May 25, 2018, the closing price of a share of our common stock was $20.67.

Tax Withholdings. The Administrator will determine the methods by which tax withholding obligations with respect to the Performance Awards may be satisfied by the participants. For example, to the extent permissible by applicable law, the Administrator may permit a participant to satisfy tax withholding obligations relating to such participant’s Performance Award by (a) paying cash, or (b) having a sufficient number of shares otherwise deliverable under such participant’s Performance Award withheld from delivery or sold through means determined by Veritone (whether through a broker or otherwise) equal to the required amount to be withheld or the maximum statutory withholding amount, as determined by the Administrator.

Non-transferability. A Performance Award may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the participant’s lifetime only by him or her. Shares issued to a participant upon exercise of such participant’s Performance Award are subject to the holding period (if applicable) described further above, except that a participant may transfer shares to change the form in which he or she holds the shares, such as through certain family or estate planning trusts, or as permitted by the Administrator consistent with Veritone’s internal policies.

Persons Eligible to Participate in the Performance-Based Plan

As of May 25, 2018, in addition to Chad Steelberg and Ryan Steelberg, three other executive officers and approximately 225 other employees were eligible to participate in the Performance-Based Plan. Subject to the provisions of the Performance-Based Plan, the Administrator has the discretion to determine the persons who will be selected to receive Performance Awards. We expect that substantially all of our employees will receive Performance Awards under the Performance-Based Plan. Our non-employee directors are not eligible to participate in the Performance-Based Plan.

New Plan Benefits

The table below reflects the shares of common stock underlying the Performance Awards granted to Chad Steelberg and Ryan Steelberg. No other awards have been granted under the Performance-Based Plan.

2018 Performance-Based Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Chad Steelberg, Chief Executive Officer	—	1,809,900
Ryan Steelberg, President	—	1,357,425

The aggregate potential values of each Performance Award if all three Award Milestones are achieved, as of the date of achievement of the third Award Milestone, calculated using the third share price goal of $196.62, less the option exercise price of $21.25 per share, are $317.4 million for Chad Steelberg and $238.1 million for Ryan Steelberg. If only the first and second Award Milestones are achieved, the values of the Performance Awards held by Chad Steelberg and Ryan Steelberg as of the date of achievement of the second Award Milestone, calculated using the second share price goal of $98.31 less the exercise price, would be $93.0 million and $69.7 million, respectively. If only the first Award Milestone is achieved, the values of the Performance Awards held by Chad Steelberg and Ryan Steelberg as of the date of such achievement, calculated using the first share price goal of $49.15 less the exercise price, would be $16.8 million and $12.6 million, respectively. If all three Award Vesting Milestones are achieved, then the value of the 16.3 million shares of Veritone’s common stock outstanding as of May 6, 2018 would increase by $2.9 billion over the value of such shares as of that date, to a total value of $3.2 billion.

The numbers of nonqualified stock options to be received by our other executive officers, all executive officers as a group, and non-executive employees as a group are not yet determinable because they are dependent upon future determinations by the Administrator. Our non-employee directors are not eligible to participate in the Performance-Based Plan.

Accounting and Tax Considerations

Accounting Consequences. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for any Performance Award prior to the date on which the Performance-Based Plan is approved by our stockholders, which will be the “grant date” for such Performance Awards for accounting purposes.

Pursuant to ASC Topic 718, we would recognize stock-based compensation expense related to a Performance Award over the period that is the longer of: (i) the derived service period calculated by the Monte Carlo option pricing model, and (ii) the estimated performance achievement period(s) of the Award Milestones to the extent that the Administrator of the Performance Award periodically determines one or more Award Milestones to be probable of achievement (for accounting purposes pursuant to guidelines set forth in ASC Topic 718). As the probabilities and estimated achievement dates of performance milestones pursuant to ASC Topic 718 have not yet been determined, we cannot currently estimate the amount or schedule of stock-based compensation expense to be recognized for the Performance Awards contingently granted to Chad Steelberg and

Ryan Steelberg. However, the maximum stock-based compensation expense that we would recognize related to such Performance Awards if all Award Milestones are achieved would be the actual aggregate fair value of the Performance Awards to be computed as of the date that the Performance Awards are approved by our stockholders.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the Performance Awards under the Internal Revenue Code as in effect on the date of this proxy statement. The following summary assumes that the participant is a U.S. taxpayer. The Internal Revenue Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to a participant will depend upon his or her future individual circumstances.

Tax Effect for Participants. A participant will not recognize taxable income from the grant of a Performance Award, the approval by stockholders of a Performance Award, if such approval occurs, or the vesting of a Performance Award. If and when a participant exercises any portion of such participant’s Performance Award, he or she will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Veritone shares purchased over the exercise price of the Performance Award. Any taxable income recognized by a participant in connection with the exercise of such participant’s Performance Award will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for Veritone. We will not be entitled to a material tax deduction in connection with the Performance Awards granted to Chad Steelberg and Ryan Steelberg or any Performance Awards that may be granted in the future to certain other executive officers of Veritone, which collectively will comprise most of the stock options granted under the Performance-Based Plan. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a nonstatutory stock option and recognizes such income. However, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our CEO and other “covered employees” as defined in Section 162(m) of the Internal Revenue Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Internal Revenue Code, as most recently amended in December 2017, we expect that Chad Steelberg, Ryan Steelberg, and certain other executive officers of Veritone will always be covered employees for purposes of Section 162(m) of the Internal Revenue Code. Therefore, in any given year in which any of such persons exercises all or part of their Performance Award, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by such participant from the exercise of such participant’s Performance Award.

Information Regarding Existing Equity Compensation Plans

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2017:

Equity Compensation Plan Information at 2017 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders	4,838,170	$13.89	2,372,767
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	4,838,170		2,372,767

(1)	All of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2017 have been approved by security holders. The number of shares reflected in column (a) of the table above consists of: (i) outstanding options to purchase an aggregate of 4,802,594 shares of our common stock, which were granted under our 2014 Plan and our 2017 Plan; and (ii) outstanding restricted stock units representing the right to receive upon vesting an aggregate of 35,576 shares of our common stock, which were issued under our 2017 Plan. The number of shares reflected in column (a) does not include 147,456 shares of restricted stock issued under our 2014 Plan, which are currently issued and outstanding but are subject to forfeiture in the event of termination of the holder’s service with Veritone.

(2)	The weighted-average exercise price reflected in column (b) represents the combined weighted-average exercise price of all outstanding options. All outstanding restricted stock units were awarded without payment of any purchase price.

(3)	Consists of (i) 1,372,767 shares available for issuance under future grants made under our 2017 Plan as of December 31, 2017, and (ii) 1,000,000 shares available for future issuance under our ESPP as of December 31, 2017, of which 35,812 shares were subsequently issued on January 31, 2018 for the purchase interval that had been open as of December 31, 2017. At the time of our IPO and the adoption of the 2017 Plan, the Board resolved not to make any further awards under our 2014 Plan. Our 2017 Plan provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year, beginning with calendar year 2018, by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 750,000 shares. Our ESPP provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year, beginning with calendar year 2018, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 250,000 shares.

Supporting Statement of the Board

We are asking stockholders to vote their shares “FOR” the proposed Performance-Based Plan and the Performance Awards contingently granted to Chad Steelberg and Ryan Steelberg.

The Special Committee spent significant time designing a compensation award that would incentivize Chad Steelberg, Ryan Steelberg, and the other employees of Veritone while also creating significant value for Veritone stockholders. As part of this process, the Special Committee sought to balance a variety of important objectives, including:

•	Aligning the interests of Chad Steelberg, Ryan Steelberg, and the other employees of Veritone with those of Veritone and its other stockholders;

•	Incentivizing Chad Steelberg and Ryan Steelberg to continue to lead Veritone over the long term;

•	Motivating Chad Steelberg, Ryan Steelberg and our other employees to drive Veritone to achieve operational goals that would generate significant stockholder value; and

•	Ensuring that a substantial portion of the total potential compensation of Chad Steelberg, Ryan Steelberg and our other employees will be linked to performance, so that such compensation will only be received if all of our stockholders benefit from the value created.

The Board recommends that stockholders approve the Performance-Based Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg for the following reasons:

1.	Strengthens Incentives and Further Aligns Stockholder, Veritone, and Employee Interests. The Board’s goal in establishing the Performance-Based Plan was to provide Chad Steelberg, Ryan Steelberg and our other employees with a significant incentive that is 100% performance-based, so that it only provides value if, and only if, all other stockholders realize value. Except in extraordinary circumstances where deemed appropriate by the Special Committee, Chad Steelberg and Ryan Steelberg will not receive any other equity compensation during the term of their Performance Awards, and their only opportunity to receive value from equity compensation from Veritone in the future will be dependent on them driving Veritone to achieve significant increases in Veritone’s stock price, to $49.15, $98.31, and $196.62 per share, which would represent significant growth in stockholder value. If these challenging milestones are met, all Veritone stockholders should benefit, with the overall value of Veritone’s equity growing by hundreds of millions of dollars per milestone. As such, the Performance-Based Plan is a “pay-for-performance” compensation program that aligns the interests of Chad Steelberg, Ryan Steelberg and our other employees with the interests of Veritone and its stockholders.

2.	Encourages the Continued Services of Veritone’s Key Employees. The Board believes that encouraging the continued services of Veritone’s employees, particularly our CEO, Chad Steelberg, and our President, Ryan Steelberg, is critical to the continued growth and long-term interests of Veritone. In addition to serving as our CEO, Chad Steelberg is our Chief Technology Officer, and is the primary architect and visionary behind the software and data science capabilities of our aiWARE platform. Ryan Steelberg leads our sales, ecosystem, and corporate development teams, and is a key contributor to the development of our strategic plans and product development roadmap.

The Board designed the Performance-Based Plan and the Performance Awards to Chad Steelberg and Ryan Steelberg to incentivize and motivate them to continue to not only lead Veritone over the long term, but particularly in light of their other business interests, to devote their time and energy in doing so. Subject to limited exceptions described above, Chad Steelberg must remain as Veritone’s CEO, and Ryan Steelberg must remain as Veritone’s President (or in such other position as may be approved by the Compensation Committee), at the time each milestone is met in order for the corresponding tranche to become exercisable, which will encourage them to continue to lead the management of Veritone over the long term.

In addition, the Board believes that providing a significant incentive to our other employees will provide them with a strong incentive to remain with Veritone and drive us to achieve our strategic goals. Veritone operates in a competitive market for executive and technical talent, and other software and technology companies often attempt to hire Veritone’s key employees. The Performance-Based Plan will provide Veritone with a powerful retention tool for its employees.

3.	Drives the Achievement of Veritone’s Strategic Objectives. The Board believes that the Performance-Based Plan will serve as a catalyst for the achievement of Veritone’s strategic objectives, which include building one of the world’s leading AI technology companies and enabling organizations to leverage the power of AI to transform the way they operate and significantly increase the effectiveness and efficiency of their operations.

Vote Required

Approval of this proposal requires (1) the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast in person or by proxy at the annual meeting, pursuant to the rules of NASDAQ and our Bylaws, and (2) the affirmative vote of the holders of a majority of the outstanding shares of our common stock not owned, directly or indirectly, by Chad Steelberg or Ryan Steelberg and their affiliates, pursuant to the resolutions of the Board and the Special Committee approving the 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg. Chad Steelberg and Ryan Steelberg and their affiliates will recuse themselves from voting any shares of common stock owned by them, directly or indirectly. Proxies received in response to this solicitation will be voted in favor of the approval of the 2018 Performance-Based Stock Incentive Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg unless otherwise specified in the proxy.

The Board recommends a vote “FOR” approval of the Performance-Based Plan and the grants of Performance Awards to Chad Steelberg and Ryan Steelberg.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

Jeffrey B. Coyne
Executive Vice President, General Counsel and Secretary

APPENDIX A

VERITONE, INC.

2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1	PURPOSE OF THE PLAN

This 2018 Performance-Based Stock Incentive Plan (the “Plan”) is intended to promote the interests of Veritone, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to receive performance-based stock options as an incentive for them to remain in such service and to further align their interests with the interests of the Corporation’s stockholders.

1.2	TYPES OF AWARDS

The only Awards that may be made under the Plan are Performance Options. All Awards under the Plan shall be evidenced by an Award Agreement.

1.3	ADMINISTRATION OF THE PLAN

(a) The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer the Plan with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Corporation.

(b) Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

(c) Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the status of an Award for federal tax purposes, the maximum term for which an Award is to remain outstanding, the vesting and issuance schedules applicable to the shares which are the subject of the Award, the cash consideration (if any) payable for those shares, and the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.

(d) Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

(e) Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

1.4	ELIGIBILITY

The only persons eligible to participate in the Plan are Employees.

1.5	STOCK SUBJECT TO THE PLAN

(a) The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to four million two hundred thousand (4,200,000) shares, subject to adjustment pursuant to Section 1.5(d) below.

(b) Shares of Common Stock subject to outstanding Awards shall not be available for subsequent award or issuance under the Plan in the event those Awards expire, are forfeited or cancelled, or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards.

(c) Should the exercise price of an Award be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that Award is exercised. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting, exercise, or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares for which the Award is exercised.

(d) Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Award and the consideration (if any) payable per share, and (iii) the applicable performance objectives, including the Stock Price Milestones. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding, and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.2 below shall apply.

(e) Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 2

AWARDS

2.1	PERFORMANCE OPTIONS

(a) Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Awards; provided, however, that the terms of each Award Agreement shall not be inconsistent with the terms specified below.

(b) Exercise Price.

(i) The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award grant date.

(ii) The exercise price shall be payable in one or more of the following forms:

(A) cash or check made payable to the Corporation,

(B) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(C) shares of Common Stock otherwise issuable under the Award but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the Exercise Date, or

(D) through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Withholding Taxes and (b) the Corporation to deliver the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

(c) Exercise and Term of Awards. Unless otherwise set forth in the Award Agreement evidencing the Award, an Award shall be exercisable as follows:

(i) An Award may only be exercised to the extent it has become exercisable.

(ii) Each Award shall become exercisable in three substantially equal tranches (with any fractional shares rounded down to the nearest whole number) upon the achievement of the applicable Stock Price Milestone set forth in the table below. Each Stock Price Milestone shall be determined achieved when the Stock Price equals or exceeds the applicable Stock Price Milestone for thirty (30) consecutive Trading Days.

Tranche	Stock Price Milestone
1	$49.15
2	$98.31
3	$196.62

(iii) Each Award shall have a term of ten (10) years, measured from the Award grant date. Awards or portions thereof that fail to become exercisable within that time shall be forfeited. No Award shall be exercisable after its Scheduled Expiration Date.

(d) Effect of Cessation of Service. Unless otherwise set forth in the applicable Award Agreement, upon the Participant’s separation from Service for any reason:

(i) Any exercisable portion of the Award shall remain exercisable until:

(A) For the CEO Award, the earlier of two (2) years from the CEO’s separation from Service and the Scheduled Expiration Date; provided, however, that any exercisable portion of the CEO Award shall also remain exercisable during any continued service without interruption by the CEO as an Employee or member of the Board of the Corporation, but in no event shall the CEO Award be exercisable after its Scheduled Expiration Date;

(B) For the President Award, the earlier of two (2) years from the President’s separation from Service and the Scheduled Expiration Date; and

(C) For all Awards other than the CEO Award and the President Award, the earlier of ninety (90) days from the Participant’s separation from Service and the Scheduled Expiration Date.

(ii) Any unexercisable portion of the Award shall remain eligible to become exercisable under Section 2.1(c)(ii) above and Section 2.2 below, for a period of nine (9) months following the Participant’s separation from Service if such separation from Service is initiated by the Corporation other than for Misconduct. Any portion of the Award that becomes exercisable during such nine-month period shall remain exercisable until: (1) in the case of the CEO Award and the President Award, the earlier of the expiration of the remainder of the two-year period from the individual’s separation from Service and the Scheduled Expiration Date; and (2) in the case of all Awards other than the CEO Award and the President Award, the earlier of ninety (90) days from the date the Participant is notified that such portion becomes exercisable under this Section 2.1(d)(ii) and the Scheduled Expiration Date.

(iii) Except as specified in Section 2.1(d)(ii) above, any unexercisable portion of any Awards shall terminate immediately and cease to be outstanding upon the Participant’s separation from Service for any reason.

(iv) Notwithstanding Sections 2.1(d)(i) and (ii) above, should a Participant engage in Misconduct while holding one or more outstanding Awards, then all of those Awards shall terminate immediately and cease to be outstanding.

(v) During the applicable post-Service exercise period, the Award may not be exercised for more than the number of shares for which the Award is at the time exercisable. Upon the expiration of the applicable exercise period or (if earlier) upon the Scheduled Expiration Date, the Award shall terminate and cease to be outstanding for any shares for which the Award has not been exercised.

(e) Holding Period. Except as permitted under a cashless exercise in accordance with Section 2.1(b) above and to satisfy tax withholding obligations in accordance with Section 3.3 below, neither the CEO nor the President shall, during his lifetime, sell, transfer, or dispose of the shares acquired upon exercise of an Award until at least six (6) months after the Exercise Date of such shares; provided, however, that the CEO or President may conduct transactions that involve merely a change in the form in which he owns such shares (e.g., transfer shares to an inter vivos trust for which such person is the beneficiary during his lifetime), or as permitted by the Plan Administrator consistent with the Corporation’s internal policies.

(f) CEO and President Awards. Notwithstanding any provisions to the contrary under the Plan, unless determined otherwise by the Special Committee (or any successor committee of independent and disinterested Board members), the CEO shall not be entitled to any further Awards under the Plan or the 2017 Plan in addition to the CEO Award and the President shall not be entitled to any further Awards under the Plan or the 2017 Plan in addition to the President Award.

2.2	EFFECT OF CHANGE IN CONTROL

(a) In the event of a Change in Control, for each outstanding Award, achievement of the Stock Price Milestones shall be ascertained at the time of the Change in Control based on the per-share price of Common Stock (plus the per-share value of any other consideration) received by the Corporation’s stockholders in the Change in Control without regard to the requirement to measure such achievement over a period of thirty (30) consecutive Trading Days.

(b) In the event of a Change in Control, all Awards shall be assumed or substituted or exchanged for an equivalent award or right (which may include a cash payment) by the successor corporation or a Parent or Subsidiary of the successor corporation, provided that the Plan Administrator may not accelerate the exercisability of any portion of any Award, and any portion of any Award that is unexercisable as of the effective time of a Change in Control (and that does not become exercisable upon the Change in Control under Section 2.2(a) above) shall terminate automatically upon such effective time and never shall become exercisable. Upon a Change in Control, any outstanding, exercisable portion of any Award shall remain exercisable until its Scheduled Expiration Date. For the purposes of this Section 2.2(b), an Award shall be considered assumed or substituted or exchanged if, following the Change in Control, such Award confers the right to purchase or receive, for each share of Common Stock that is exercisable under the Award immediately after the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Plan Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

ARTICLE 3

MISCELLANEOUS

3.1	TRANSFERABILITY OF AWARDS

Unless otherwise set forth in the Award Agreement evidencing the Award, during the lifetime of the Participant, Awards shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon all Participants and their permitted assigns and the legal representatives, heirs, and legatees of the Participant’s estate, whether or not any such person has become a party to the Plan or has agreed in writing to join herein and be bound by the terms hereof.

3.2	STOCKHOLDER RIGHTS

A Participant shall not have any of the rights of a stockholder with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares.

3.3	TAX WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock or pay cash upon the exercise, issuance, or vesting of an Award shall be subject to the satisfaction of all applicable Withholding Taxes. The Corporation shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of cash under an Award or any other payment of any kind otherwise due to the Participant. With respect to Awards paid in shares of Common Stock, the Corporation shall have the right to require the Participant to pay to the Corporation the amount of any Withholding Taxes and to take whatever action it deems necessary to protect the interests of the Corporation in respect of such tax liabilities, including, without limitation, subject to such terms as the Plan Administrator may approve, withholding (or allowing the holder of an Award to elect to have the Corporation withhold) a portion of the shares of Common Stock otherwise issuable under an Award in satisfaction of all or a portion of such Withholding Taxes. The number of shares of Common Stock that may be withheld pursuant to this Section 3.3 shall be limited to the number of shares that have a Fair Market Value on the date of withholding not exceeding the aggregate amount of such Withholding Taxes or the maximum statutory withholding rates, as determined by the Plan Administrator. To the extent approved by the Plan Administrator, the Participant may pay the Withholding Taxes with respect to an Award paid in shares of Common Stock by delivering shares of Common Stock previously acquired by the Participant (other than in connection with such Award) with an aggregate Fair Market Value equal to the Withholding Taxes.

3.4	EFFECTIVE DATE AND TERM OF THE PLAN

(a) The Plan shall become effective on the Plan Effective Date subject to the approval of the Corporation’s stockholders. Any Award made under the Plan on or after the Plan Effective Date and prior to the date of such stockholder approval shall be subject to such stockholder approval and shall be cancelled in the event such stockholder approval is not obtained.

(b) The Plan shall terminate upon the earliest to occur of (i) the date immediately preceding the tenth (10th) anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iv) the termination of the Plan by the Board. Should the Plan terminate under subsection (i) or subsection (iv) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

3.5	AMENDMENT OF THE PLAN

(a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

(b) Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

3.6	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

3.7	REGULATORY APPROVALS

(a) The implementation of the Plan, the granting of any Award, and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting, or settlement of any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan, and the shares of Common Stock issuable pursuant to those Awards.

(b) No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there has been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

3.8	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

3.9	RECOUPMENT

Notwithstanding any provisions to the contrary under the Plan, all Awards shall be subject to any clawback policy of the Corporation currently in effect or that may be established and/or amended from time to time that applies to the Awards in the event of a restatement of the Corporation’s financial statements (the “Clawback Policy”), provided that the Clawback Policy does not discriminate solely against the Participant except as required by applicable laws, and provided further that if there is a conflict between the terms of the Plan and the Clawback Policy, the more stringent terms, as determined by the Plan Administrator in good faith, shall apply. The Plan Administrator may require a Participant to forfeit, return, or reimburse the Corporation all or a portion of an Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.

3.10	DEFINITIONS

The following definitions shall be in effect under the Plan:

(a) 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

(b) 2017 Plan shall mean the Veritone, Inc. 2017 Stock Incentive Plan (or any successor plan thereto).

(c) Award shall mean a Performance Option authorized for issuance or grant under the Plan.

(d) Award Agreement shall mean the written performance-based stock option agreement(s) (which may be in electronic form) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, provided that the form of Award Agreement for all Awards other than the CEO Award and the President Award is attached as Exhibit A to the Plan, the Award Agreement for the CEO Award is attached as Exhibit B to the Plan, and the Award Agreement for the President Award is attached as Exhibit C to the Plan.

(e) Board shall mean the Corporation’s Board of Directors.

(f) CEO shall mean Chad Steelberg, the Chief Executive Officer of the Corporation on the Plan Effective Date.

(g) CEO Award shall mean the Award to the CEO as reflected in Exhibit B to the Plan.

(h) Change in Control shall have the meaning from the 2017 Plan.

(i) Code shall mean the Internal Revenue Code of 1986, as amended.

(j) Common Stock shall mean the Corporation’s common stock, $0.001 par value.

(k) Compensation Committee shall mean the Compensation Committee of the Board.

(l) Corporation shall mean Veritone, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Veritone, Inc.

(m) Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(n) Exercise Date shall mean the date on which the Corporation receives written notice of the Award exercise.

(o) Fair Market Value shall have the meaning from the 2017 Plan.

(p) Misconduct (i) for the CEO Award, shall mean “cause” as defined in the CEO’s employment agreement with the Corporation, dated March 14, 2017, as amended (or any successor agreement); (ii) for the President Award, shall mean “cause” as defined in the President’s employment agreement with the Corporation, dated March 14, 2017, as amended (or any successor agreement); and (iii) for all Awards other than the CEO Award and the President Award, shall have the meaning from the 2017 Plan.

(q) Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) Participant shall mean any person who is granted an Award.

(s) Performance Option shall mean a stock option (i.e., the right to purchase a specified number of shares of Common Stock, at a specified price, for a specified period of time, subject to specified terms and conditions) that (1) is not an incentive stock option, which is a stock option that satisfies the requirements of Code Section 422, and (2) shall become exercisable only upon the achievement of performance goals specified under the Plan.

(t) Plan shall mean the Corporation’s 2018 Performance-Based Stock Incentive Plan, as set forth in this document.

(u) Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee, or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction. Notwithstanding any provisions to the contrary under the Plan, no Participant shall act as Plan Administrator with respect to his or her own Awards under the Plan, the CEO shall not act as Plan Administrator with respect to the CEO Award or the President Award, and the President shall not act as Plan Administrator with respect to the President Award or the CEO Award.

(v) Plan Effective Date shall mean (1) for the CEO Award and the President Award, May 6, 2018, which was the date the Special Committee approved the CEO Award and the President Award, and (2) for all Awards other than the CEO Award and the President Award, May 30, 2018, which was the date of Board approval of the Plan as applicable to all Awards other than the CEO Award and the President Award.

(w) President shall mean Ryan Steelberg, the President of the Corporation on the Plan Effective Date.

(x) President Award shall mean the Award to the President as reflected in Exhibit C to the Plan.

(y) Scheduled Expiration Date shall mean the date that is 10 years from the grant date of an Award.

(z) Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

(aa) Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

(bb) Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i) Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee.

(ii) Under the CEO Award, Service shall mean service as the Corporation’s Chief Executive Officer.

(iii) Under the President Award, Service shall mean service as the Corporation’s President, or such other position as may be approved by the Plan Administrator.

(iv) Service shall not be deemed to cease during a period of military leave, sick leave, or other personal leave approved by the Corporation.

(cc) Special Committee shall mean the special committee of independent and disinterested Board members appointed by the Board effective March 27, 2018 to review, evaluate, and approve, and take all other actions necessary regarding, potential equity awards to the CEO and to the President.

(dd) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange.

(ee) Stock Price shall mean the Fair Market Value of one share of Common Stock.

(ff) Stock Price Milestone shall have the meaning as used in Section 2.1(c)(ii) above.

(gg) Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(hh) Trading Day shall mean a day on which the Stock Exchange upon which the Common Stock is traded is open.

(ii) Withholding Taxes shall mean the applicable federal, state, and foreign income and employment taxes and other taxes, contributions, and payments required to be withheld, collected, or accounted for by the Corporation in connection with the issuance, exercise, vesting, or settlement of an Award.

EXHIBIT A

VERITONE, INC. 2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

FORM OF AWARD AGREEMENT

Notice is hereby given of the following Performance Option grant (the “Award”) to purchase shares of the Common Stock of Veritone, Inc. (the “Corporation”) under the Veritone, Inc. 2018 Performance-Based Stock Incentive Plan (the “Plan”):

Participant: [NAME]

Grant Date: [DATE]

Exercise Price: $[##.##] per share

Number of Performance Option Shares: [#] shares of Common Stock

Scheduled Expiration Date: [DATE]

Type of Award: Performance Option

Exercisability: The Award shall become and remain exercisable as provided in the Plan.

Forfeiture: The Award shall be forfeited as provided in the Plan.

Definitions: All capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan. The Participant further agrees to be bound by the terms of the Plan. A copy of the Plan, which is publicly filed, is available upon request made to the Corporate Secretary at the Corporation’s principal offices. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or any Purchased Shares pursuant to the provisions of the Plan.

VERITONE, INC.

By:

Name:
Title:

[NAME]

EXHIBIT B

VERITONE, INC. 2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

CEO AWARD AGREEMENT

Notice is hereby given of the following Performance Option grant (the “Award”) to purchase shares of the Common Stock of Veritone, Inc. (the “Corporation”) under the Veritone, Inc. 2018 Performance-Based Stock Incentive Plan (the “Plan”):

Participant: Chad Steelberg

Grant Date: May 6, 2018

Exercise Price: $21.25 per share

Number of Performance Option Shares: 1,809,900 shares of Common Stock

Scheduled Expiration Date: May 6, 2028

Type of Award: Performance Option

Exercisability: The Award shall become and remain exercisable as provided in the Plan; provided, however, that the Award shall not be exercisable prior to the affirmative vote of a majority of the shares of Common Stock owned by Corporation stockholders that are not affiliated with the CEO or the President (the “Minority Stockholders”) in a fully-informed, non-coerced, and non-waivable vote of the Minority Stockholders.

Forfeiture: The Award shall be forfeited as provided in the Plan.

Definitions: All capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan. The Participant further agrees to be bound by the terms of the Plan. A copy of the Plan, which is publicly filed, is available upon request made to the Corporate Secretary at the Corporation’s principal offices. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or any Purchased Shares pursuant to the provisions of the Plan.

VERITONE, INC.

By:	/s/ Jeffrey B. Coyne

Name:	Jeffrey B. Coyne

Title:	EVP and General Counsel

/s/ Chad Steelberg CHAD STEELBERG

EXHIBIT C

VERITONE, INC. 2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

PRESIDENT AWARD AGREEMENT

Notice is hereby given of the following Performance Option grant (the “Award”) to purchase shares of the Common Stock of Veritone, Inc. (the “Corporation”) under the Veritone, Inc. 2018 Performance-Based Stock Incentive Plan (the “Plan”):

Participant: Ryan Steelberg

Grant Date: May 6, 2018

Exercise Price: $21.25 per share

Number of Performance Option Shares: 1,357,425 shares of Common Stock

Schedule Expiration Date: May 6, 2028

Type of Award: Performance Option

Exercisability: The Award shall become and remain exercisable as provided in the Plan; provided, however, that the Award shall not be exercisable prior to the affirmative vote of a majority of the shares of Common Stock owned by Corporation stockholders that are not affiliated with the CEO or the President (the “Minority Stockholders”) in a fully-informed, non-coerced, and non-waivable vote of the Minority Stockholders.

Forfeiture: The Award shall be forfeited as provided in the Plan.

Definitions: All capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan. The Participant further agrees to be bound by the terms of the Plan. A copy of the Plan, which is publicly filed, is available upon request made to the Corporate Secretary at the Corporation’s principal offices. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or any Purchased Shares pursuant to the provisions of the Plan.

VERITONE, INC.

By:	/s/ Jeffrey B. Coyne

Name:	Jeffrey B. Coyne

Title:	EVP and General Counsel

/s/ Ryan Steelberg RYAN STEELBERG

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 29, 2018.
Vote by Internet
• Go to www.investorvote.com/VERI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1. Election of Directors: 01 - Nathaniel L. Checketts	For ☐	Withhold ☐	02 - Jeff P. Gehl	For ☐	Withhold ☐	03 - Christopher J. Oates	For ☐	Withhold ☐	Ë

	For	Against	Abstain		For	Against	Abstain

2. Ratification of appointment of Grant Thornton LLP as Veritone’s independent registered public accounting firm for the year ending December 31, 2018	☐	☐	☐	3. Approval of Veritone’s 2018 Performance-Based Stock Incentive Plan and grants of Performance Awards to Chad Steelberg and Ryan Steelberg thereunder	☐	☐	☐

4. OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments —Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	3 2 D V	Ë
02UFHC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Veritone, Inc.

Notice of 2018 Annual Meeting of Stockholders

The MET Conference Center, 535 Anton Boulevard, Costa Mesa, CA 92626

Proxy Solicited by Board of Directors for Annual Meeting — Friday, June 29, 2018 at 9:00 AM Pacific Time

Peter F. Collins and Jeffrey B. Coyne, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Veritone, Inc. to be held on Friday, June 29, 2018 at 9:00 AM Pacific Time, and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)